EXHIBIT 3.01


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          INTERSIL HOLDING CORPORATION

                             -----------------------


     Intersil Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That by written consent of all of the directors, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company. The resolution setting forth the amendment is as follows:

          RESOLVED, that Annex A (as referenced in Article 4, Section B6) of the Certificate of Incorporation of the Company be amended and replaced in its entirety so that the same as amended would read as attached hereto as Exhibit A.

     SECOND: That the Company has not received any payment for any of its stock.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Gregory L. Williams, its Chief Executive Officer, this 13th day of August, 1999.

                                       INTERSIL HOLDING CORPORATION



                                       By: /s/ Gregory L. Williams
                                           -----------------------------------
                                           Name:  Gregory L. Williams
                                           Title: Chief Executive Officer

                                                                         Annex A



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.


No. ____


                     PAYMENTS UNDER THIS NOTE ARE SUBJECT TO
                THE SUBORDINATION PROVISIONS OF SECTION 7 HEREOF


                          INTERSIL HOLDING CORPORATION


              12% JUNIOR SUBORDINATED DEBENTURES DUE JUNE 30, 2011


     INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Corporation", which term includes any successor corporation), for value received, hereby promises to pay to _______________, a _______________, or its successors or permitted assigns ("Holder"), the principal sum of _______________ on June 30, 2011, and to pay interest on the unpaid balance of the principal amount of this Note at the rate of 12% per annum. This Note will accrue interest annually for the periods ending June 30 of each calendar year commencing ________, ______ (each date of payment being an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or accrued as provided in the preceding sentence or, if no interest has been paid, from the issuance date hereof. Interest will be computed on the basis of a 365-day year for the actual days elapsed. This Note may be prepaid at any time in whole or in part without premium, penalty or discount. All permitted prepayments in respect of this Note shall be applied first to accrued interest on the principal amount prepaid which interest has not been added to the principal amount, and then to principal outstanding hereunder.

     This Note shall be binding upon the successors and assigns of the Corporation and shall inure to the benefit of the successors and permitted assigns of the Holder. The Holder may assign, transfer or dispose of its rights with respect to this Note only upon registration of this Note under the Securities Act, and any applicable state securities laws, or pursuant to an exemption from such registration.

     1. Method of Payment

     The Holder shall note any payment of principal on the Note, but the obligation of the Corporation shall be reduced by such payment notwithstanding any failure by Holder to note such payment. The Corporation will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts (payment may be made by check payable in such money). All interest due on any Interest Payment Date prior to the Maturity Date shall be deemed to be paid by such amount being added to the outstanding principal amount on the Interest Payment Date therefor and shall accrue interest as a portion of the principal amount of this Note from such Interest Payment Date to the maximum extent permitted by law.

     2. Maturity Date

        This Note shall be repaid in full on June 30, 2011 (the "Maturity Date")(1).

     3. Defined Terms

        (a) "Acceleration Notice" shall have the meaning set forth in Section 8(b).

        (b)  "Agent" shall have the meaning set forth in Section 7(a).

        (c)  "Bank Debt" shall have the meaning set forth in Section 7(a).

        (d) "Bankruptcy Law" shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        (e) "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        (f) "Change in Control" shall have the meaning set forth in
Section 4(b).

        (g) "Citigroup" shall mean Citigroup Inc., a Delaware corporation, or any successor thereto by merger or consolidation.

        (h) "Continuing Director" shall have the meaning set forth in
Section 4(b).


--------------
(1) The Board of Directors in its discretion shall have the power to set the Maturity Date on or after June 30, 2011, but in no event earlier than one year after the Maturity Date under the PIK Indenture and later than June 30, 2020.

        (i) "Corporation" shall have the meaning set forth in the first paragraph of this Note.

        (j) "Credit Agreement" shall have the meaning set forth in Section 7(b).

        (k) "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or in connection with any insolvency proceeding.

        (l) "CVC" means Citicorp Venture Capital Ltd., a New York corporation, or any successor thereto by merger or consolidation.

        (m) "Equity Swap" shall have the meaning set forth in Section 5(g).

        (n) "Event of Default" shall have the meaning set forth in Section 8(a).

        (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (p) "Holder" shall have the meaning set forth in the first paragraph of this and, for purposes of Section 7, as set forth in Section 7.

        (q) "HSS Operating Corporation" shall mean HSS Operating Corporation, a Delaware corporation, and wholly-owned subsidiary of the Corporation.

        (r) "Indebtedness" shall have the meaning set forth in Section 7(a).

        (s) "Insolvency Proceeding" shall have the meaning set forth in
Section 7(j).

        (t) "Interest Payment Date" shall have the meaning set forth in the first paragraph of this Note.

        (u) "Junior Indebtedness" shall have the meaning set forth in
Section 5(g)(iv).

        (v) "Lenders" shall have the meaning set forth in Section 7(a).

        (w) "Loan Parties" shall have the meaning set forth in Section 7(a).

        (x) "Majority Holders" shall have the meaning set forth in Section 8(b).

        (y) "Maturity Date" shall have the meaning set forth in Section 2.

        (z) "Non-payment Default" shall have the meaning set forth in
Section 7(a).

        (aa) "Payment Blockage Period" shall have the meaning set forth in
Section 7(c)(iii).

        (bb) "Payment Default" shall have the meaning set forth in Section 7(a).

        (cc) "Person" shall mean any individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

        (dd) "PIK Indenture" means the Indenture dated __________, 1999 between the Corporation and the PIK Trustee relating to the PIK Notes.

        (ee) "PIK Notes" means the PIK Notes issued under the PIK Indenture as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced or otherwise modified from time to time, whether for principal, interest, premium, fees, expenses, indemnities or otherwise.

        (ff) "PIK Trustee" means _____________, a _________________, as trustee under the PIK Indenture until a successor replaces it and, thereafter, means the successor.

        (gg) "Redemption Price" shall have the meaning set forth in
Section 4(a).

        (hh) "Representative" shall mean (i) the Agent for so long as the Bank Debt is outstanding, (ii) at such time as the Bank Debt is no longer outstanding, the Senior Trustee, for so long as the Senior Subordinated Notes are outstanding, (iii) the PIK Trustee, for so long as the PIK Notes are outstanding and (iv) at such time as the Bank Debt and obligations under the Senior Subordinated Notes and the PIK Notes are no longer outstanding, the representative selected by holders of more than 50% of the Senior Debt of the applicable Senior Creditor.

        (ii) "SEC" shall mean the Securities and Exchange Commission.

        (jj) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (kk) "Senior Creditors" shall have the meaning set forth in Section
7(a).

        (ll) "Senior Debt" shall have the meaning set forth in Section 7(a).

        (mm) "Senior Default" shall have the meaning set forth in Section 7(a).

        (nn) "Senior Indenture" shall have the meaning set forth in Section
7(a).

        (oo) "Senior Loan Documents" shall have the meaning set forth in Section 7(a).

        (pp) "Senior Subordinated Notes" shall have the meaning set forth in
Section 7(a).

        (qq) "Senior Trustee" shall have the meaning set forth in Section 7(a).

        (rr) "Series A Preferred" shall mean the Corporation's 12% Series A Cumulative Compounding Preferred Stock.

        (ss) "Significant Subsidiary" shall have the meaning set forth in
Section 7(a).

        (tt) "Sterling" shall mean Sterling Holding Company, LLC, a Delaware limited liability company.

        (uu) "Stockholders Agreement" shall mean the Securities Purchase and Holders Agreement dated as of August 13, 1999, by and among the Corporation, Sterling, Citicorp Mezzanine Partners, L.P., Manatee Investment Corporation and the Management Investors.

        (vv) "Subordinated Debt" shall have the meaning set forth in Section
7(a).

        (ww) "Subsidiary" shall have the meaning set forth in Section 7(a).

        (xx) "voting stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        (yy) "Wholly Owned Subsidiary" shall have the meaning defined in the Indenture.

     4. Redemption

        (a) Optional Redemption. The Corporation may, at any time and from time to time, redeem this Note, in whole or in part, at a redemption price equal to the principal amount being redeemed plus accrued and unpaid interest, if any, to the date of redemption (the "Redemption Price").

        (b) Change in Control. Upon the occurrence of a Change in Control, the Corporation shall, upon the expiration of any offer to purchase or repayment or redemption of any Senior Debt required as a result of such Change in Control, redeem this Note in full at the Redemption Price. For purposes of this Section 4, the term "Change in Control" shall mean (i) prior to the first Public Equity Offering, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting stock of the Corporation, whether as a result of issuance of securities of the Corporation, any merger, consolidation, liquidation or dissolution of the Corporation, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (i) and clauses (iii) and (v) below, the Permitted Holders shall be deemed to beneficially own any voting stock of any entity held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent entity; provided, however, that notwithstanding the foregoing CVC shall be deemed to beneficially own a majority of the voting power of the voting stock of Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and companies, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors hold in the aggregate no less than a majority of the economic interests in Sterling (or such successor)), or (ii) all or substantially all of the assets of the Corporation and its Subsidiaries (taken as a whole) shall be transferred or leased to any Person or group of Persons, or (iii) the Corporation shall cease to own 100% of the outstanding capital stock of HSS Operating Corporation, or
(iv) a majority of the members of the Board of Directors of the Corporation cease to be Continuing Directors, or (v) after a Public Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (v) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than the greater of 35% of the aggregate voting common stock of the Corporation then outstanding or the total voting power of the voting stock of the Corporation then held by CVC and its Permitted Transferees (as defined in the Stockholders Agreement). As used herein, (1) the term "Permitted Holders" shall mean (i) CVC, (ii) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, (iii) any officer, employee or director of the Corporation, HSS Operating Corporation or any Subsidiary or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, and (iv) in the case of any individual, any Permitted Transferee of such individual (as defined in the Stockholders Agreement), except a Permitted Transferee by virtue of Section 3.4(b)(iv) thereof; provided, however, that in no event shall individuals collectively be deemed to be "Permitted Holders" with respect to more than 30% of the total voting power of the Corporation, (2) the term "Public Equity Offering" shall mean a primary public offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) of the Corporation, HSS Operating Corporation, any direct or indirect parent of the Corporation (except CVC or any direct or indirect parent of CVC) (each, a "Parent") or any Subsidiary pursuant to an effective registration statement filed under the Securities Act other than a registration statement filed on Form S-8 or any successor form and other than any registration statement filed in connection with any issuance of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in connection with the original issuance of the Senior Subordinated Notes and (3) "Continuing Director" means any member of the Board of Directors who (i) was a member of such Board of Directors on the date hereof, or (ii) was nominated for election or elected to the Board of Directors with, or whose election to the Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) became a member of the Board of Directors pursuant to the Stockholders Agreement.

        (c) Restricted Payments. The Corporation shall redeem this Note in full to the extent then outstanding immediately upon any violation of Section 5(g).

        (d) Limitations on Redemption Obligations. Anything in this Section 4 to the contrary notwithstanding, the Corporation shall not be obligated to redeem all or any portion of the Note to the extent the Corporation is prohibited from doing so by the terms of any Senior Debt outstanding at the time of the occurrence of the event giving rise to such requirement to redeem.

        (e) Interest on Securities Called for Redemption. On and after the redemption date, interest will cease to accrue on the Note or portion thereof called for redemption.

     5. Covenants; Representations

        (a) Payment of Note. The Corporation shall pay the principal of and interest on this Note on the dates and in the manner provided in this Note.

        (b) SEC Reports. The Corporation shall deliver to the Holder promptly (and in any event within 5 days after it files them with the SEC), copies of the annual reports, quarterly reports and other periodic reports which the Corporation may be required to file with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        To the extent that the Corporation is required to prepare and deliver any periodic reports to the holders of Senior Debt or to CVC or Sterling, the Corporation shall deliver copies of such reports to the Holder, at the same time the Corporation is required to deliver such reports to the holders of the Senior Debt or to CVC or Sterling, as applicable. The Corporation shall, upon reasonable notice, provide officers, employees and representatives of Holder and the proposed transferees with reasonable access to the Corporation's premises, properties, books, records and personnel as may reasonably be requested in connection with a potential transfer of the Note or any portion thereof.

        (c) Preservation of Corporate Existence; etc. Subject to Section 11, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and the material rights (charter and statutory) and franchises of the Corporation and of HSS Operating Corporation; provided, however, that the Corporation shall not be required to preserve or cause to be preserved any such material right or franchise if the board of directors of the Corporation shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and that the loss thereof is not, and will not be, adverse in any material respect to the Holder.

        (d) Payment of Taxes, Assessment, Charges and Claims. The Corporation will and will cause the Subsidiaries to duly pay or discharge or cause to be paid or discharged the following before they shall become delinquent: (i) all material taxes, assessments and governmental charges levied or imposed upon the Corporation or any of the Subsidiaries or upon the income, profit or property of the Corporation or any of the Subsidiaries, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Corporation or any of the Subsidiaries; provided, however, that the Corporation or any of the Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged (but shall make adequate provision for) any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

        (e) Waiver of Stay, Extension or Usury Laws. The Corporation covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the principal of and/or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Corporation hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Holder but shall suffer and permit the execution of every such power as though no such law had been enacted.

        (f) Compliance with Laws. The Corporation will, and will cause the Subsidiaries to, comply in all material respects with all applicable statutes, regulations, orders and restrictions of the United States, any state, municipality or other governmental division thereof, and agencies and instrumentalities of the foregoing, in respect of the conduct of its and their businesses and the ownership of its and their properties (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), except such as are being contested in good faith.

        (g) Limitation on Restricted Payments.

           (i) The Corporation (A) shall not effect the declaration, payment or setting apart for payment of any dividend on any part of the Corporation's capital stock or any cash interest payment on any Junior Indebtedness or effect or make any payment on account of or set apart for payment money for a sinking or other similar fund for, the purchase, prepayment, redemption or other retirement of, any of the Corporation's capital stock (or any rights, warrants or options to purchase or acquire any such capital stock) or Junior Indebtedness, or make any distribution of any nature whatsoever in respect of any thereof, either directly or indirectly, and whether in cash, or other obligations of the Corporation or other property (except dividends or distributions payable solely in shares, rights, warrants or options of capital stock and except dividends or distributions payable solely to the Corporation or its Wholly Owned Subsidiaries), (B) shall not make any payment of cash interest on Indebtedness that is pari passu with this Note at any time when the payment of cash interest on this Note is prohibited by the terms of any Senior Debt, and shall not make any payment of non-cash interest on such pari passu Indebtedness at any time when the payment of non-cash interest on the Notes is prohibited by the terms of any Senior Debt, (C) shall not voluntarily prepay any Indebtedness that is pari passu with this Note, (D) shall not permit a Subsidiary or any other corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or otherwise acquire any of the Corporation's capital stock or Junior Indebtedness or any Indebtedness that is pari passu with this Note and (E) shall not permit any Subsidiary that is not a Wholly Owned Subsidiary to make any payment or distribution in respect of the capital stock of such Subsidiary that the Corporation would be prohibited from making in respect of the capital stock of the Corporation. The provisions of this Section 5(g) shall not prohibit (x) the repurchase of securities of the Corporation from employees, former employees, directors or former directors of the Corporation or any Subsidiary (or permitted transferees of such individuals) pursuant to the terms of Article VII of the Stockholders Agreement; provided, further, however, that the aggregate amount of such repurchases shall not exceed the sum of (1)
$[ ] and (2) the aggregate amount of cash received by the Corporation after the date hereof from the sale of such securities to, or the exercise of options to purchase such securities by, employees or directors of the Corporation or any Subsidiary, (y) the exchange of the Series A Preferred for Junior Indebtedness pursuant to the terms thereof, or (z) the retirement, redemption or exchange of Junior Indebtedness or Series A Preferred with or for shares of capital stock of the Corporation (an "Equity Swap").

           (ii) The Corporation will not permit any Subsidiary to effect the declaration, payment or setting apart for payment of any dividend on any part of such Subsidiary's capital stock (other than dividends or distributions in such Subsidiary's Capital Stock) except for payments of any dividend to the Corporation or a Wholly Owned Subsidiary.

           (iii) None of the Corporation's Junior Indebtedness or Capital Stock shall provide for the mandatory payment of principal by way of redemption, sinking fund or otherwise (including, without limitation, at the option of the holder thereof) and the Corporation will make no optional payment with respect thereto, prior to the payment of all principal of and interest on this

Note (including accrued but unpaid interest), except that nothing herein shall prohibit any Equity Swap.

           (iv) "Junior Indebtedness" means any Indebtedness of the Corporation whether outstanding on the date hereof or incurred thereafter, that is subordinated in right of payment to this Note either by its terms or by operation of law.

        (h) Limitation on Payment Restrictions.

        Except as set forth herein, the Corporation will not, and will not permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than this Note) on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its capital stock or any other interests or participation in, or measured by, its profits, owned by the Corporation or any Subsidiary of the Corporation, or pay any Indebtedness owed to, the Corporation or a Subsidiary of the Corporation, (ii) make loans or advances to the Corporation or (iii) transfer any of its properties or assets to the Corporation, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) Senior Debt or (C) Indebtedness existing on the date hereof.

     6. Due Authorization, etc.

        The Corporation hereby represents to the Holder that (i) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Corporation has all requisite corporate power and corporate authority to execute and deliver this Note and to carry out the terms hereof, (iii) the Corporation has duly authorized the execution, delivery and performance of this Note and (iv) the execution, delivery and performance of this Note do not (a) violate any provision of the certificate of incorporation or by-laws of the Corporation, or (b) violate any statute, rule or regulation of any governmental authority to which the Corporation is subject. This Note represents the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

     7. Subordination

        (a) Definitions. The following terms have the following meanings:

        "Agent" means [ ], as administrative agent for the Lenders party to the Credit Agreement, any successor agent and any agent for the Lenders with respect to any amendment, extension, supplement, increase, renewal, refunding, replacement, refinancing (including successive refinancings) or other modification of the Bank Debt. If no such agent exists, "Agent" shall mean the holders of a majority of the outstanding Bank Debt.

        "Bank Debt" means all obligations of the Subsidiaries (and the Corporation as guarantor thereunder) now or hereafter existing (a) under the Credit Agreement as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified from time to time, whether for principal, interest, premium, reimbursement of amounts drawn under letters of credit issued pursuant to the Credit Agreement, fees, expenses, indemnities or otherwise and
(b) under any of the Senior Loan Documents, as they may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified from time to time.

        "CMP Debt" means all obligations of the Corporation and the Subsidiaries now or hereafter existing (a) under the CMP Subordinated Credit Agreement as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified from time to time, whether for principal, interest, premium, reimbursement of amounts drawn under letters of credit issued pursuant to the CMP Subordinated Credit Agreement, fees, expenses, indemnities or otherwise and (b) under any of the CMP Loan Documents, as they may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified from time to time.

        "CMP Loan Documents" means all Loan Documents (as defined in the CMP Subordinated Credit Agreement).

        "Credit Agreement" means the Credit Agreement dated as of [ ] among the Corporation, as borrower, other Lenders thereto, the Agent and [ ], as lead arranger, as such Agreement may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified.

        "Holder" as used in this Section 7 means a holder or owner of this Note and any other holder or owner of Subordinated Debt.

        "Indebtedness" means, without duplication, with respect to any person,
(a) the principal of and premium (if any) in respect of all indebtedness of such person for borrowed money, (b) the principal of and premium (if any) in respect of all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (f) all indebtedness of the type referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (1) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and
(i) all indebtedness of the type referred to in clauses (a) through (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness, but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 90 days, or as to which a dispute exists and adequate reserves in conformity with generally accepted accounting principles have been established on the books of such person.

        "Lenders" means the [Lenders] as defined in the Credit Agreement.

        "Loan Parties" shall mean the Corporation and any Subsidiary which is an obligor under the Credit Agreement or the Senior Subordinated Notes.

        "Non-payment Default" means any default or event of default (other than a Payment Default) under any agreement or instrument relating to Senior Debt. For purposes of the immediately preceding sentence, an "event of default" shall exist when as a result thereof the holders of the pertinent Senior Debt are then permitted (whether or not with the requirement that notice be given) to cause such Senior Debt to become due prior to its scheduled maturity.

        "Payment Default" means any default in the payment of principal of, premium, if any, interest on, or other amounts payable on, or in connection with, Senior Debt, irrespective of whether such default in payment results from a failure to pay any amount when originally scheduled to be paid or upon acceleration or otherwise.

        "Senior Creditors" means (i) the Lenders and the Agent under the Senior Loan Documents until the Bank Debt (including all refinancings and successive refinancings thereof) has been finally and indefeasibly paid in full, (ii) thereafter, the holders of the Senior Subordinated Notes until they have been finally and indefeasibly paid in full, (iii) thereafter the holders of the PIK Notes and (iv) thereafter, the holders of other Senior Debt on a pro rata basis.

        "Senior Debt" means (a) all Indebtedness of the Corporation and the Subsidiaries, including principal, premium, if any, and interest on such Indebtedness, whether outstanding on the date hereof or thereafter created, incurred or assumed, except for Indebtedness which is expressly by its terms or the terms of the instrument creating or evidencing such Indebtedness made equal in right of payment with this Note or subordinate in right of payment to this Note, including, without limitation, Indebtedness under the Subordinated Credit Agreement, dated as of August ___, 1999, by and between the Corporation and Citicorp Mezzanine Partners, L.P., a Delaware limited partnership (the "CMP Subordinated Credit Agreement"), (b) all other amounts due on or in connection with such Indebtedness, including all charges, fees, indemnities, and expenses (including reasonable fees and expenses of counsel), (c) all post petition interest with respect to such Indebtedness, (d) all amendments, extensions, supplements, increases, renewals, refundings, replacements, refinancings, modifications and deferrals of the Indebtedness referred to in clauses (a), (b) and (c) above, and shall include without limiting the foregoing the Bank Debt, the Senior Subordinated Notes, the PIK Notes and all guaranties thereof by the Corporation. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness of the Corporation to any Subsidiary of the Corporation, (ii) any Indebtedness of the Corporation which, by its terms or the terms of any instrument creating or evidencing it (including the terms of any instrument amending, extending, supplementing, renewing, increasing, refunding, replacing, refinancing, modifying or deferring the same) is expressly made pari passu with or expressly subordinate in right of payment to this Note, (iii) Indebtedness to any employee of the Corporation; (iv) any liability for taxes; (v) amounts payable to trade creditors for goods and services provided in the ordinary course of business; (vi) that portion of any Indebtedness which at the time of incurrence, creation or assumption is incurred, created or assumed in violation of the Senior Indenture (as in effect on the date of issuance of the Senior Subordinated Notes and irrespective of whether any Indebtedness is then outstanding thereunder); or (vii) Indebtedness under the Senior Subordinated Notes (or the terms of any instrument amending, extending, supplementing, renewing, increasing, refunding, replacing, refinancing, modifying or deferring the same) in excess of the principal amount outstanding on the date of original issuance of the Senior Subordinated Notes plus any interest thereon or other Indebtedness in respect thereof.

        "Senior Default" means a Payment Default or a Non-payment Default.

        "Senior Indenture" means the Indenture dated [        ] between HSS
Operating Corporation and [  ], as trustee, with respect to HSS Operating
Corporation's ___% Senior Subordinated Notes Due [    ].

        "Senior Loan Documents" means all Loan Documents (as defined in the Credit Agreement).

        "Senior Subordinated Notes" means all obligations of HSS Operating Corporation, the Subsidiary Guarantors and the Corporation, as guarantor, now or hereafter existing under the Indenture as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced or otherwise modified from time to time, whether for principal, interest, premium, fees, expenses, indemnities or otherwise.

        "Senior Trustee" means [      ], as trustee under the Senior Indenture,
or any successor thereto.

        "Significant Subsidiary" means any Subsidiary of the Corporation that would be a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Act.

        "Subordinated Debt" means (a) all obligations of the Corporation now or hereafter existing under or with respect to this Note (whether created directly or acquired by assignment or otherwise), as it may hereafter be amended, extended, supplemented or otherwise modified from time to time, whether for principal, interest (including, without limitation, post petition interest), fees, expenses, indemnities, reimbursements, damages, liabilities or otherwise, and (b) all obligations of any of the Loan Parties in respect of (i) any Indebtedness (but in no event constituting Bank Debt) incurred by any of the Loan Parties to amend, extend, supplement, increase, renew, refund, replace, refinance or otherwise modify, in whole or in part, the Subordinated Debt, including interest and premium on any such Indebtedness, (ii) any loan or credit agreement entered into by any of the Loan Parties in connection with any such Indebtedness, as such agreement may be amended, extended, supplemented or otherwise modified from time to time, and (iii) all other amounts payable in respect of any such Indebtedness or agreement, including, without limitation, amounts payable (A) in respect of any indemnity and (B) in respect of any breach of a representation or a warranty.

        "Subsidiary" means any corporation more than 50% of the outstanding voting power of the Capital Stock of which is owned or controlled, directly or indirectly, by the Corporation.

        (b) Subordinated Debt Subordinated to Senior Debt. The Corporation, for itself and its successors, and each Holder, by its acceptance thereof, agrees that the Subordinated Debt is and shall be subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full of all Senior Debt. For the purposes of this Note, Senior Debt shall be deemed not to have been paid in full until the holders or owners of the Senior Debt shall have received payment of all Senior Debt in cash and as long as any lender shall have any obligation under the Senior Loan Documents, the Senior Indenture, the CMP Subordinated Credit Agreement, the PIK Indenture or other agreement or instrument evidencing any obligations under any Senior Debt. This
Section 7 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        (c) No Payment on Subordinated Debt in Certain Circumstances.

           (i) Upon the maturity of all or any part of any Senior Debt by lapse of time, acceleration (unless waived in writing) or otherwise, all Senior Debt then due shall first be paid in full, or such payment duly provided for, in cash or cash equivalents in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the Subordinated Debt, and until the Senior Debt is paid in full, any distribution to which the Holder would be entitled but for this Section 7 shall be made to holders of Senior Debt as their interests may appear.

           (ii) In the event that any Payment Default shall have occurred and be continuing, unless and until such default shall have been cured or waived in writing, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Corporation being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Corporation for or on account of any Subordinated Debt, and the Holder shall not take or receive from the Corporation or any Subsidiary, directly or indirectly, in cash or other property, or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt. The Holder shall immediately deliver to the Representative any monies, securities or other property paid in violation of the preceding sentence and received by the Holder or its equivalent in cash, with proper endorsement or assignment if necessary, and prior to such delivery shall hold in trust, such monies, securities or other properties solely as trustee for and for the benefit of the Senior Creditors as set forth in this sentence.

           (iii) Upon written notice from the Representative to the Corporation (which shall give prompt notice to the Holder) of a Non-payment Default and if such Non-payment Default shall not have been cured or waived in writing, no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Corporation being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Corporation for or on account of any Subordinated Debt, and the Holder shall not take or receive from the Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, during the period (the "Payment Blockage Period") commencing on the date of receipt by the Corporation of such notice and ending (unless earlier terminated by notice from the Representative to the Corporation, which shall give prompt notice to the Holder), on the earlier of

(A) the date when all Non-payment Defaults shall have been cured or waived in writing, (B) the date an Event of Default occurs under Section 8(a)(ii) or 8(a)(iii), and (C) the date on which the Bank Debt, CMP Debt, or Senior Subordinated Notes are accelerated and declared immediately due and payable.

           (iv) Nothing contained in this Section 7 will limit the right of the Holder to take any action to accelerate the maturity of the securities pursuant to Section 8 or to pursue, subject to Section 8, any rights or remedies hereunder; provided that so long as any Senior Debt remains outstanding the Holder shall take no such action during the period (the "Remedies Blockage Period") commencing upon any Event of Default hereunder until the earlier of (A) the date when all Events of Default hereunder shall have been cured or waived in writing, (B) the date an Event of Default occurs under Section 8(a)(ii) or 8(a)(iii), and (C) the date on which the Bank Debt, CMP Debt, Senior Subordinated Notes or PIK Notes are accelerated and declared immediately due and payable; provided, further, that in the event that any Subordinated Debt is declared due and payable before its stated maturity, the holders of all Senior Debt shall be entitled to receive final and indefeasible payment in full of all amounts due or to become due (whether or not accelerated) on or in respect of all Senior Debt before the Holder is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Corporation being subordinated to the payment of the Subordinated Debt) by the Corporation on account of the Subordinated Debt. The Holder shall immediately deliver to the Representative any monies, securities or other property received by the Holder or its equivalent in cash, with proper endorsement or assignment if necessary, and prior to such delivery shall hold in trust, such monies, securities or other properties solely as trustee for and for the benefit of the Senior Creditors as set forth in this sentence.

           (v) Nothing contained in this Section 7 shall prevent interest from accruing to this Note as provided above until this Note is paid in full.

        (d) Subordinated Debt Subordinated to Prior Payment of All Senior Debt on Dissolution. Upon any payment or distribution of all or any of the assets or securities of the Corporation of any kind or character upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or other similar case or proceeding under any federal or state bankruptcy or similar law (whether voluntary or involuntary, in bankruptcy, insolvency, receivership, arrangement, reorganization or relief proceedings or upon any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Corporation or otherwise):

           (i) all Senior Debt shall first be entitled to be paid in full before the Holder is entitled to receive any payment on account of the Subordinated Debt; and

           (ii) any payment or distribution in respect of the Subordinated Debt to which the Holder would be entitled except for the provisions of this
Section 7 (including any payment that may be payable by reason of any other Indebtedness of the Corporation being subordinated to the payment of the Subordinated Debt), shall be paid by the Corporation, the liquidating trustee or agent or other person making such payment or distribution directly to the Agent (in the case of the Bank Debt) or to the holders of the other Senior Debt or their Representative or to the trustee under any indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as the case may be, for application to (in the case of cash), or as collateral (in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of such Senior Debt.

        (e) Holder to be Subrogated to Rights of Holders of Senior Debt. Upon final and indefeasible payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Corporation applicable to the Senior Debt until all Subordinated Debt shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Corporation or by or on behalf of the Holder by virtue of this Section 7 which otherwise would have been made to the Holder shall, as among the Corporation, its creditors other than the holders of Senior Debt and the Holder, be deemed to be payment by the Corporation to or on account of the Senior Debt, it being understood that the provisions of this Section 7(e) are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.

        If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 7 shall have been applied, pursuant to the provisions of this Section 7, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holder shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay holders of Senior Debt all amounts payable under or in respect of the Senior Debt in full unless the holders of Senior Debt are otherwise directed by a court of competent jurisdiction.

        (f) Subordination Rights Not Impaired by Acts or Omissions of the Corporation or Holders of Senior Debt. The Corporation agrees that it will not make any payment of any Subordinated Debt, or take any other action, in contravention of the provisions of this Section 7, and no right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms of this Note, regardless of any knowledge thereof which any such holder may have or with which any such holder may be otherwise charged. The holders of Senior Debt may amend, extend, supplement, increase, renew, refund, replace, refinance, restructure or otherwise modify the terms of the Senior Debt or any instrument or agreement evidencing or governing the same or any security therefor and release, sell or exchange any security therefor and otherwise deal freely with any Loan Party, all without affecting the liabilities and obligations of the Corporation and the Holder hereunder.

        (g) In Furtherance of Subordination.

           (i) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Holder contrary to the provisions of this Section 7 shall be received and held by such Holder, in trust for the benefit of, shall be segregated from other funds and property held by such Holder for and shall be paid immediately over and delivered to the Representative of Senior Creditors in the same form as so received (with any necessary endorsement), for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt of the Senior

Creditors remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of Senior Debt and shall be applied (A) first to the final and indefeasible payment in full of all Bank Debt, (B) next to the final and indefeasible payment in full of the Senior Subordinated Notes, (C) next to the final and indefeasible payment in full of all CMP Debt, (D) next to the payment of any other Senior Debt (as defined in the PIK Indenture) on a pro rata basis, (E) next to the final and indefeasible payment in full of the PIK Notes and other Indebtedness which is pari passu with the PIK Notes, and (F) finally to the payment of any other Senior Debt on a pro rata basis.

           (ii) The Corporation shall give prompt written notice to the Holder of any Senior Default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued or of any dissolution, winding up, liquidation, reorganization or other event described in Section 7(d) relating to the Corporation; provided that, except as set forth in Section 7(i), the failure to give any such notice shall in no way affect the obligations of the Holder under, or the terms of subordination set forth in, this Section 7.

           (iii) The Agent or the holders of Senior Debt (including the Trustee), as the case may be, are hereby authorized to demand specific performance of the provisions of this Section 7, whether or not the Corporation shall have complied with any of the provisions hereof applicable to it, at any time when the Corporation or the Holder, as the case may be, shall have failed to comply with any of the provisions of this Section 7 applicable to it. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Holder hereby acknowledges that the provisions of this Section 7 are intended to be enforceable at all times, whether before or after the commencement of a proceeding referred to in Section 7(d).

        (h) Obligations of Corporation Unconditional. Nothing contained in this
Section 7 is intended to or shall impair, as between the Corporation and the Holder, the obligations of the Corporation, which are absolute and unconditional, to pay to the Holder the principal of, premium, if any, on and interest on this Note as and when the same shall become due and payable in accordance with its terms or is intended to or shall affect the relative rights of the Holder and creditors of the Corporation other than the holders of the Senior Debt, and, except as otherwise expressly provided herein, nothing contained herein shall prevent the Holder from exercising all remedies otherwise permitted by applicable law upon Default, subject to the rights, if any, under this Section 7 of the holders of such Senior Debt in respect of cash, property, security or securities of the Corporation received upon the exercise of any such remedy. Nothing contained in this Section 7 or in this Note shall, except during the pendency of any dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment of the Corporation, affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time (except under the circumstances described in Section 7(c)) payment of principal of or interest on this Note.

        The failure to make a payment on account of principal of, premium, if any, on or interest on this Note by reason of any provision of this Section 7 shall not be construed as preventing the occurrence of an Event of Default under
Section 8.

        Upon any payment or distribution of assets of the Corporation referred to in this Section 7, the Holder shall be entitled to rely upon any unstayed, final, nonappealable order or decree made by any court of competent jurisdiction or upon any certificate of any agent or other person for the purpose of ascertaining the persons entitled to participate in any distribution, the holders of the Senior Debt and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

        (i) Holder Entitled to Assume Payments Not Prohibited in Absence of Notice. The Holder shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to such Holder, unless and until the Holder shall have received written notice thereof from the Corporation or one or more holders of Senior Debt or from the Agent or Representative therefor; and, prior to the receipt of any such written notice (and absent actual notice to the contrary on the part of the Holder), the Holder shall be entitled to assume conclusively that no such facts exist. Nothing contained in this Section 7 shall limit the right of the holders of Senior Debt to recover payments as contemplated elsewhere in this Section 7. The Holder shall be entitled to rely on the delivery to it of, and upon such delivery will be charged with knowledge of the existence of, a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder.

        (j) Rights in Insolvency Proceedings. The Holder irrevocably authorizes and empowers the Representative of the Senior Creditors in any proceeding defined in Section 8(a) (ii) or (iii) (an "Insolvency Proceeding") involving or relating to the Subordinated Debt to file a proof of claim on behalf of the Holder with respect to the Subordinated Debt if the Holder fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Agent's portion of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Holder shall provide to the Agent all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Holder agrees that even though it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceedings relative to the Corporation (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), the Holder shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Credit Agreement, the Senior Loan Documents or the liens and security interests to the extent granted to the Agent by the Corporation with respect to the Bank Debt, (ii) the validity or enforceability of the Senior Indenture or the PIK Indenture, (iii) the validity or the enforceability of the CMP Subordinated Credit Agreement or the CMP Loan Documents, (iv) the rights of the Lenders established in the Credit Agreement, the Senior Loan Documents, the CMP Subordinated Credit Agreement, the CMP Loan Documents or any security documents with respect to such liens and security interests, or (v) the validity or enforceability of terms of subordination set forth herein or any agreement or instrument to the extent evidencing or relating to the Senior Debt. The holders of Senior Debt agree that as a condition to Holder's obligations in this paragraph, while they shall retain the right to vote the Senior Debt and otherwise act in any such reorganization proceeding relative to the Corporation (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), they shall not take any action or vote in any way so as to contest the enforceability of this Note or any other agreement or instrument to the extent evidencing or relating to the Subordinated Debt.

        (k) Waiver of Consolidation. Each holder of this Note agrees that it will not at any time insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Corporation and any other individual, corporation, partnership or joint venture in any Insolvency Proceeding.

        (l) Miscellaneous.

           (i) The Holder and the Corporation each will, at the Corporation's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Agent or any Representative of the Senior Creditors may reasonably request, in order to protect any right or interest granted or purported to be granted by the provisions of this Section 7 or to enable the Agent to exercise and enforce its rights and remedies hereunder.

           (ii) All rights and interests under this Section 7 of the holders of the Bank Debt, CMP Debt, the Agent or the holders of the Senior Subordinated Notes, the PIK Notes and any other holder of Senior Debt, and all agreements and obligations of the Holder and the Corporation under this Section 7, shall remain in full force and effect irrespective of:

              (a) any lack of validity or enforceability of any Senior Loan Document or any CMP Loan Documents or any other agreement or instrument relating thereto or to any Senior Debt;

              (b) any amendment, extension, renewal, increase, supplement, refunding, replacement, refinancing or other modification in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, CMP Debt, the Senior Subordinated Notes, the PIK Notes or any other Senior Debt, or any other amendment, extension, renewal or waiver of or any consent to any departure from any Senior Loan Document or any CMP Loan Document or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any increase in obligations resulting from the extension of additional credit to any Loan Party or any of its subsidiaries or otherwise (provided that nothing in this paragraph shall operate to make any Indebtedness that would not otherwise qualify as Senior Debt so qualify).

              (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Bank Debt, CMP Debt, the Senior Subordinated Notes, the PIK Notes or any other Senior Debt;

              (d) any manner of application of collateral, or proceeds thereof, to all or any of the Bank Debt, CMP Debt, or any other Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Bank Debt, CMP Debt, or any other Senior Debt, or any other assets of any Loan Party or any of its subsidiaries;

              (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its subsidiaries; or

              (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a subordinated creditor.

           (iii) The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Debt is rescinded or must otherwise be returned by the Agent, any holder of Bank Debt, CMP Debt, any holder of the Senior Subordinated Notes, any holder of the PIK Notes or any other holder of Senior Debt upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

           (iv) The Holder and the Corporation each hereby waives (to the extent each may lawfully do so) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Section 7 and any requirement that the Agent, any holder of Bank Debt, CMP Debt, or any other holder of Senior Debt protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Corporation or any other person or entity or any collateral.

           (v) No failure on the part of the Agent, any holder of Bank Debt, CMP Debt, any holder of the Senior Subordinated Notes, any holder of the PIK Notes or any other holder of Senior Debt to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies hereunder provided are cumulative and not exclusive of any remedies provided by law.

           (vi) The provisions of this Section 7 constitute a continuing agreement and shall (A) remain in full force and effect until all Senior
Debt shall have been finally and indefeasibly paid in full, (B) be binding upon the Holder and the Corporation and their successors and assigns, and (C) inure to the benefit of and be enforceable by any holders of Bank Debt, CMP Debt, the Agent, the Trustee, any holder of the Senior Subordinated Notes, any holder of the PIK Notes, any other holder of Senior Debt and their successors, transferees and assigns.

     8. Events of Default

        (a) An "Event of Default" occurs if:

           (i) the Corporation defaults in the payment of the principal or interest of this Note when the same becomes due and payable at maturity, upon acceleration, or otherwise, whether or not such payment shall be prohibited by the provisions of Section 7;

           (ii) the Corporation or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

              (a) commences a voluntary case or proceeding,

              (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

              (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

              (d) makes a general assignment for the benefit of its creditors;

           (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (a) is for relief against the Corporation or any Significant Subsidiary in an involuntary case or proceeding,

              (b) appoints a Custodian of the Corporation or any Significant Subsidiary or for all or substantially all of its property, or

              (c) orders the liquidation of the Corporation or any Significant Subsidiary;

and in the case of (a) above the order or decree remains unstayed and in effect for 60 days;

           (iv) the Corporation fails to observe or perform any material covenant, condition or agreement required on its part to be observed or performed pursuant to Section 5, such failure continues for a period of thirty days after notice from Holder and notice of such failure shall have been given to the Representative (which notice may be given by the Corporation or the Holder); or

           (v) the Corporation fails to pay any Indebtedness of the Corporation within any applicable grace period after final maturity or any such Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 days after notice.

        (b) Acceleration. Subject to the provisions of Section 7, if an Event of Default (other than an Event of Default with respect to the Corporation specified in clause (a)(ii) or (iii) of Section 8) occurs and is continuing, the Holders of 25% or more of the outstanding amount of the Corporation's 12% Junior Subordinated Debentures Due June 30, 2011, by written notice to the Corporation (an "Acceleration Notice"), may declare the unpaid principal of and accrued interest on this Note to be immediately due and payable. Upon such declaration, if there is at such time any Senior Debt outstanding, the principal, premium, if any, and interest shall be due and payable upon the first to occur of an acceleration under the Senior Loan Documents or the Senior Indenture and the PIK Indenture or the CMP Loan Documents or thirty days after receipt by the Agent (or any Representative of which the holder of this Note has received notice if the Bank Debt or the CMP Debt is not then outstanding) of such Acceleration Notice given hereunder and there has been no cure by such 30th day. If an Event of Default specified in clause (a)(ii) or (iii) of Section 8 occurs with respect to the Corporation, all principal of and interest on this Note outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holders of 50% or more of the outstanding amount of the Corporation's 12% Junior

Subordinated Debentures Due June 30, 2011 (the "Majority Holders") by written notice to the Corporation may rescind an acceleration and its consequences if
(i) all existing Events of Default, other than the nonpayment of principal of or interest on this Note which has become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Any amounts received by Holder in connection with any action taken pursuant to this
Section 8(b) shall be subject to the provisions of Section 7.

        (c) Other Remedies. Subject to the provisions of Section 7, if an Event of Default occurs and is continuing, the Majority Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note.

        A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

        (d) Waiver of Past Defaults. Subject to Section 8(b), the Majority Holders may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     9. Amendment and Waiver

        (a) Consent Required. Any term, covenant, agreement or condition of this Note may, with the consent of the Corporation, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Corporation shall have obtained the consent in writing of the Majority Holders; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof, or (ii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification, or (iii) which will change any of the provisions of Section 8(b),
Section 8(c), Section 8(d) or this Section 9. This Note may not be amended without the consent in writing of the Agent and the Senior Trustee and the PIK Trustee and CMP, so long as the Bank Debt, the Senior Subordinated Notes and the PIK Notes and the CMP Debt are outstanding, respectively.

        For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Note, Notes held in the name of, or owned beneficially by, the Corporation or any Subsidiary shall not be deemed outstanding.

        (b) Effect of Amendment or Waiver. Any amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     10. No Setoff. The rights of the Holder to receive payment hereunder shall be absolute and not subject to any setoff or similar right.

     11. When Corporation May Merge, etc.

        (a) The Corporation shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transaction, all or substantially all its assets to, any Person, unless:

           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Corporation) shall expressly assume, all the obligations of the Corporation hereunder;

           (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

           (iii) such transaction shall be permitted by the Senior Indenture if any Senior Debt under the Senior Indenture is then outstanding, and by the PIK Indenture of any Indebtedness under the PIK Indenture is then outstanding;

           (iv) the Corporation shall have delivered to the Holder an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer comply with this Note.

        The Successor Company shall be the successor to the Corporation and shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Note, but the predecessor Corporation in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on this Note.

        (b) The Corporation shall not permit any Significant Subsidiary to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transaction, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Significant Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Significant Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Corporation delivers to the Holder an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Note. The provisions of clauses (i) and (ii) above shall not apply to any one or more transactions which constitute an Asset Disposition as defined in the Senior Indenture if the Corporation has complied with the applicable provisions of Section [___] of the Senior Indenture.

     12. Denominations; Transfer and Exchange

        When this Note is presented to the Corporation with a request to register the transfer, the Corporation shall register a transfer as requested, if the requirements for such transfer are met; provided, however, that if this
Note is presented or surrendered for registration of transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by the Holder or his attorney duly authorized in writing. The Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     13. Replacement Note

        If a mutilated Note is surrendered to the Corporation or if the Holder of this Note presents evidence to the reasonable satisfaction of the Corporation that this Note has been lost, destroyed or wrongfully taken, the Corporation shall issue a replacement Note of like tenor if the requirements of the Corporation for such transactions are met. An indemnity bond may be required that is sufficient in the reasonable judgment of the Corporation to protect the Corporation from any loss which it may suffer. The Corporation may charge for its expenses in replacing this Note.

     14. No Recourse Against Others

        No director, officer, employee or stockholder, as such, of the Corporation shall have any liability for any obligations of the Corporation under this Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note.

     15. Notice

        All notices, requests, consents and demands shall be made in writing and shall be given by registered or certified mail postage prepaid to the following addresses: if to the Corporation, to it at Intersil Holding Corporation [ ], with required copies to: Sterling Holding Company, LLC [ ], to Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: G. Daniel O'Donnell, Telecopy: (215) 994-2222 or to such other address as may be furnished in writing to the Holder; and if to the Holder, to it at its address listed on the transfer books of the Corporation. Unless otherwise indicated herein, notices hereunder shall be effective when delivered, if delivered personally, or, if sent by mail, when sent.

        Any notices given by the Representative to Holder hereunder may be made by Representative by delivery as set forth above to the address for Holder set forth above or such other address of which Holder shall give notice to Representative. Any notices given by the Corporation or Holder to Representative hereunder may be made by delivery as set forth above to the following address or such other address of which Representative shall give notice to the party delivering such notice: _____________________________________________________.

     16. Governing Law

        This Note shall be deemed a contract under, and shall be governed and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

     17. Successors, etc.; Entire Agreement

        This Note shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the Corporation and the registered Holder thereof.

     18. Headings

        The section headings of this Note are for convenience only and shall not affect the meaning or interpretation of this Note or any provision hereof.

        IN WITNESS WHEREOF, the Corporation has caused this Note to be executed by its duly authorized officer.


Dated: ______________, ____

                                             INTERSIL HOLDING CORPORATION


                                             By:
                                                -------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          INTERSIL HOLDING CORPORATION

                      (Before Receipt of Payment for Stock)

                             -----------------------


     Intersil Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That by written consent of a majority of the directors, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company. The resolution setting forth the amendment is as follows:

          RESOLVED, that the first paragraph of Article 4 of the Certificate of Incorporation of the Company be amended in its entirety so that the same as amended would read as follows:

          4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 252,000,000 shares, divided into three (3) classes consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); 125,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and 125,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock."

     SECOND: That the Company has not received any payment for any of its stock.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Gregory L. Williams, its Chief Executive Officer, this 30th day of July, 1999.

                                          INTERSIL HOLDING CORPORATION



                                           By: /s/ Gregory L. Williams
                                              ---------------------------------
                                              Name:  Gregory L. Williams
                                              Title: Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HSS HOLDING CORPORATION

                      (Before Receipt of Payment for Stock)

                             -----------------------


     HSS Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That by written consent of a majority of the directors, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company. The resolution setting forth the amendment is as follows:

          RESOLVED, that Article 1 of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

          1. Name. The name of the Corporation is Intersil Holding Corporation.

     SECOND: That the Company has not received any payment for any of its stock.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by James A. Urry, its Vice President, this 15th day of July, 1999.

                                            HSS HOLDING CORPORATION


                                            By:  /s/ James A. Urry
                                                ------------------------------
                                                 Name:  James A. Urry
                                                 Title: Vice President

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HSS HOLDING CORPORATION

     1. Name. The name of the Corporation is HSS Holding Corporation.

     2. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, DE 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

     4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 32,000,000 shares, divided into three (3) classes consisting of 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); 15,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and 15,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"). Class A Common Stock and Class B Common Stock are hereinafter sometimes collectively referred to as "Common Stock."

     The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class and upon the shares of the first series of Preferred Stock.

     A. PREFERRED STOCK

          1. Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

          2. Creation of Series. In addition to the 12% Series A Cumulative Compounding Preferred Stock ("Series A Preferred Stock") provided for herein, the Board of Directors will have the authority to adopt amendments to these Articles to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of the series to which such resolution relates:

               a. The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

               b. The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

               c. The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

               d. Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

               e. Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               f. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               g. Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

               h. Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

               i. Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

          3. Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

          4. Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

          5. Redemption. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

          6. Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

     B. 12% SERIES A CUMULATIVE COMPOUNDING PREFERRED STOCK

          1. Designation; Number of Shares. The first series of Preferred Shares shall be designated as 12% Series A Cumulative Compounding Preferred Stock ("Series A Preferred Stock"), and the number of shares which shall constitute such series shall be 1,000,000. The par value of the Series A Preferred Stock shall be $.01 per share.

          2. Accrual and Payment of Dividends.

          a. The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative cash dividends at the rate of $120 per share per annum.

          Dividends on the Series A Preferred Stock shall be payable in annual installments in arrears commencing June 30, 2000 and thereafter on the thirtieth day of June (unless such day is not a business day in which event on the last preceding business day) in each such year (hereinafter referred to as a "Dividend Accrual Date"), except that the dividend payment payable on June 30, 2000 shall be calculated from the date of original issuance through June 30, 2000. Each such dividend on Series A Preferred Stock when paid shall be payable to holders of record as they appear on the stock books of the Corporation on the date established by the Board of Directors of the Corporation as the record date for the payment of such dividend (which record date shall not precede the date upon which the resolution fixing such record date is adopted and which record date shall be not more than sixty days prior to such action). If no record date is fixed, the record date for determining holders for such purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend payment. Dividends with respect to any shares of Series A Preferred Stock shall accrue (whether or not earned or declared) from the date of issuance of such shares.

          b. Dividends on the Series A Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full cumulative dividends at the rate aforesaid on all Series A Preferred Stock then outstanding to the end of the annual dividend period next preceding such time shall not have been paid, the amount of the deficiency shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any Junior Shares (as such term is defined in Section 4.B(9)) (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Shares (other than a dividend payable in Junior Shares); provided, however, that the foregoing shall not prohibit the Corporation from repurchasing Junior Shares from a former employee of the Corporation (or a subsidiary of the Corporation) where such repurchase arises from the Corporation's option to repurchase such shares upon the termination of such employee's employment with the Corporation (or a subsidiary) pursuant to a written agreement between the Corporation and such employee. Accrued dividends on the Series A Preferred Stock if not paid on the first or any subsequent Dividend Accrual Date following accrual shall thereafter accrue additional dividends in respect thereof (the "Additional Dividends"), compounded annually, at the rate of 12% per annum.

          c. When dividends are not paid in full upon the Series A Preferred Stock and any other stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends paid upon Series A Preferred Stock and any other Shares ranking on a parity as to dividends with the Series A Preferred Stock shall be paid pro rata so that in all cases the amount of dividends paid per share of Series A Preferred Stock and such other Shares shall bear the same ratio that accrued dividends per share on the Series A Preferred Stock and such other shares bear to each other. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock have been paid, no dividends shall be declared or paid or set aside for payment upon any other shares of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends.

          d. An annual dividend period shall commence on the day following a Dividend Accrual Date and shall end on the next succeeding Dividend Accrual Date.

     3. Preference on Liquidation.

          a. In the event that the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of the Corporation shall have been paid in full, the holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of any Junior Shares, an amount equal to $1,000 in cash per share plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of final distribution, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be insufficient to pay the holders of all outstanding Series A Preferred Stock and of any shares ranking on a parity with the Series A Preferred Stock the full amounts to which they respectively shall be entitled, such assets, or the proceeds thereof, shall be distributed ratably among the holders of the Series A Preferred Stock and of any shares of stock ranking on a parity with the Series A Preferred Stock. Holders of Series A Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such shares other than the amounts referred to in this Section 4.B(3)(a).


          b. Neither the purchase nor redemption by the Corporation of any shares of any class in any manner permitted by these Articles or any amendment hereof, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor a sale, transfer or lease of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 4.B(3); provided, however, that any consolidation or merger of the Corporation in which the Corporation is not the surviving entity shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.B(3) if,
     (A) in connection therewith, the holders of Common Shares of the Corporation receive as consideration, whether in whole or in part, for such Common Shares (1) cash, (2) notes, debentures or other evidences of indebtedness or obligations to pay cash or (3) preferred stock of the surviving entity (whether or not the surviving entity is the Corporation) which ranks on a parity with or senior to the preferred shares received by holders of the Series A Preferred Stock with respect to liquidation or dividends or (B) the holders of the Series A Preferred Stock do not receive preferred shares of the surviving entity with rights, powers and preferences equal to (or more favorable to the holders than) the rights, powers and preferences of the Series A Preferred Stock.

     4. Redemption.

          a. All outstanding shares of Series A Preferred Stock shall be redeemed from funds legally available therefor on June 30, 2011 (the "Mandatory Redemption Date"), at a price per share equal to $1,000 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the Mandatory Redemption Date.

          b. The Series A Preferred Stock may be redeemed from funds legally available therefor, in whole or in part, at the election of the Corporation, expressed by resolution of the Board of Directors, at any time and from time to time at a price per share equal to $1,000 plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including Additional Dividends) to the date of redemption.

          c. The aggregate amount of the redemption price pursuant to Section 4.B(4)(a) or (b) is hereinafter referred to as the "Series A Redemption Price" with respect to such redemption. The Mandatory Redemption Date and the date of any redemption pursuant to Section 4.B(4)(b) are each hereinafter referred to individually as a "Redemption Date."

     5. Redemption Procedure.

          a. A redemption pursuant to Section 4.B(4) shall be accomplished in the manner and with the effect as set forth in this Section 4.B(5).

          b. Notice of the redemption of Series A Preferred Stock pursuant to
     Section 4.B(4) shall be given by mail not less than ten (10) days prior to the Redemption Date. If less than all the outstanding Series A Preferred Stock is to be redeemed, the selection of shares for redemption shall be made pro rata and the notice of redemption to a holder shall state the number of Series A Preferred Stock of such holder to be redeemed. The amount of the Series A Redemption Price shall be deposited on or before the Redemption Date in trust for the account of the holders of Series A Preferred Stock entitled thereto with a bank or trust company in good standing doing business in the State of New York and having capital and surplus of at least $100,000,000 (the date of such deposit being hereinafter in this Section 4.B(5) referred to as the "date of deposit").

          c. Notice of the date on which, and the name and address of the bank or trust company with which, the deposit has been or will be made shall be included in the notice of redemption. On and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Series A Redemption Price pursuant to the notice of redemption), or if the Corporation shall make such deposit on or before the date specified therefor in the notice of redemption, then on and after the date of deposit (provided notice of redemption has been duly given), all dividends on the Series A Preferred Stock so called for redemption shall cease to accrue and, notwithstanding that any certificate for Series A Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation with respect to such shares shall cease and terminate, except the right to receive the Series A Redemption Price as hereinafter provided.

          d. At any time on or after the Redemption Date, or if the Corporation shall deposit the money for such redemption prior to the Redemption Date, then at any time on or after the date of deposit, which time shall be specified by the Corporation in the notice of redemption and which shall not be later than the Redemption Date, the holders of record of the Series A Preferred Stock to be redeemed shall be entitled to receive the Series A Redemption Price upon actual delivery to the bank or trust company with which such deposit shall be made of certificates for the shares to be redeemed, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The making of such deposit with any such bank or trust company shall not relieve the Corporation of liability for payment of the Series A Redemption Price.

          e. Any money so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of two (2) years after the Redemption Date shall be paid by such bank or trust company to the Corporation, which shall thereafter, to the extent of the money so repaid, be liable for the payment of the Series A Redemption Price. Any interest accrued on money so deposited shall be paid to the Corporation from time to time.

          6. Optional Exchange. The Series A Preferred Stock may be exchanged, at the Corporation's option at any time and from time to time, in whole or in part, for junior subordinated debentures to be issued by the Corporation in substantially the form attached as Annex A hereto ("Exchange Debentures") at the rate of $1,000 per share plus an amount per share equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon (including all dividends which have accrued since the most recent Dividend Accrual Date) to the date established by the Board of Directors for such exchange (the Exchange Date") (the aggregate of such amounts is hereinafter referred to as the "Exchange Amount"). The Exchange Debentures shall bear interest at a rate equal to the lesser of 12% and the maximum interest rate permitted to be deducted as accrued under the relevant provisions of the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder in effect on the Exchange Date. If less than all the shares of Series A Preferred Stock is to be exchanged, the selection of shares to be exchanged shall be pro rata. The election of the Corporation to exchange the shares of Series A Preferred Stock for Exchange Debentures pursuant to this Section 4.B(6) must be made by the affirmative vote of at least eighty percent (80%) of all the directors of the Corporation then in office.

     7. Exchange Procedure

          a. Any exchange pursuant to Section 4.B(6) shall be accomplished in the manner and with the effect as set forth in this Section 4.B(7).

          b. Notice of the exchange of Series A Preferred Stock pursuant to
     Section 4.B(6) shall be given by first class mail to each holder of record on the record date for such exchange at such holder's address as the same appears on the stock register of the Corporation not less than ten (10) days and not more than sixty (60) days prior to the Exchange Date. Each such notice shall state: (A) the Exchange Date, (B) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for exchange into the Exchange Debentures, (C) that dividends on the Series A Preferred Stock to be exchanged will cease to accrue on such Exchange Date and (D) if less than all the shares of Series A Preferred Stock is to be exchanged the number of shares of the holder to be exchanged. The form of the Exchange Debentures may not be amended or supplemented before the Exchange Date without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, except for those changes which would not adversely affect the legal rights of the holders.

          c. On and after the Exchange Date, all dividends on the Series A Preferred Stock so called for exchange shall cease to accrue and, notwithstanding that any certificate for shares of Series A Preferred Stock is not surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the Exchange Debentures as herein provided.

          d. At any time on or after the Exchange Date, the holders of record of the Series A Preferred Stock to be exchanged shall be entitled to receive the amount of Exchange Debentures set forth herein upon actual delivery to the Corporation of certificates for the shares to be exchanged, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer duly endorsed in blank. The person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures.

          e. The Corporation shall not be required to honor any request to register a transfer or exchange of the Series A Preferred Stock for the fifteen (15) days prior to the Exchange Date. The Corporation will cause the Exchange Debentures to be authenticated on the Exchange Date.

     8. Voting. Except as required by law and except for any voting by the holders of the Series A Preferred Stock as part of a separate class or series pursuant to Section 4.B(7) hereunder or any other provision of these Articles, no holder of Series A Preferred Stock, as such holder, shall be entitled to vote on any matter submitted to a vote of shareholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held. Except as otherwise required by law or as otherwise provided herein, the holders of Series A Preferred Stock shall not be entitled to notice of any meeting of shareholders.

     9. Other Rights. Without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation shall not (i) exchange the shares of Series A Preferred Stock for Exchange Debentures pursuant to Section 4.B(6), (ii) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or increase the authorized amount of any such other class or series, or (iii) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to adversely affect the relative rights and preferences of the Series A Preferred Stock; provided however, that any such amendment that changes the dividend payable on the Series A Preferred Stock shall require the affirmative vote of the holder of each share of Series A Preferred Stock at a meeting of such holders called for such purpose or the written consent of the holder of each such share of Series A Preferred Stock.

     10. Acknowledgment. Each holder of Series A Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and redemption and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

     11. Definitions. The following terms, when used in this Section 4.B, shall have the meanings set forth below:

          a. As used herein, the amount of dividends "accrued" on any share of Series A Preferred Stock as at any date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Accrual Date with respect to which dividends have not been paid, whether or not earned or declared (including the amount of any dividends accumulated on any share of Series A Preferred Stock from the preceding Dividend Accrual Date in the event of an optional redemption pursuant to Section 4.B(4)(b) or in the event of an exchange pursuant to
     Section 4.B(6)).

          b. "corporation" shall mean a corporation, partnership, business trust, unincorporated organization, association, limited liability company or joint stock company.

          c. "Junior Shares" shall mean any series or class of the capital stock of the Corporation now or hereafter authorized or issued by the Corporation, including any series or class of preferred shares, ranking junior to the Series A Preferred Stock with respect to dividends or distributions or upon the liquidation, distribution of assets, dissolution or winding-up of the Corporation, including without limitation the Common Shares.

          d. "person" shall mean an individual, a corporation, partnership, trust, organization, association, government or any department or agency thereof, or any other individual or entity.

C. CLASS A AND CLASS B COMMON STOCK

     Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     1. Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors, provided that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends will be declared which are payable at the same rate on each class of Common Stock and the dividends payable in shares of Class A Common Stock will be payable to holders of Class A Common Stock and the dividends payable in shares of Class B Common Stock will be payable to holders of Class B Common Stock.

     2. Conversion. Each record holder of Class A Common Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which such holder would hold after giving effect to such conversion; and provided, further, that the determination of a holder of Class B Common Stock that such holder is permitted pursuant to applicable law to convert Class B Common Stock into Class A Common Stock pursuant to this Section 2 shall be final and binding upon the Company.

     Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

     Promptly after such surrender and the receipt by the Corporation of the written notice from the holder hereinbefore referred to, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the other class of Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for the other class of Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion.

     3. Transfers. The Corporation will not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of the other class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

     4. Subdivision and Combinations of Shares. If the Corporation in any manner subdivides or combines the outstanding shares of any class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

     5. Reservation of Shares for Conversion. So long as any shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

     6. Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock will be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

     7. Voting Rights. The holders of Class A Common Stock shall have the general right to vote for all purposes as provided by law. Each holder of Class A Common Stock shall be entitled at all elections of directors to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, and to one vote for each share upon all other matters. Except as otherwise required by law, the holders of Class B Common Stock shall have no voting rights.

     8. Merger, etc. In connection with any merger, consolidation, or recapitalization in which holders of Class A Common Stock generally receive, or are given the opportunity to receive, consideration for their shares (a) all holders of Class B Common Stock shall be given the opportunity to receive the same form of consideration for their shares as is received by holders of Class A Common Stock and (b) holders of Class B Common Stock shall be entitled to receive the same amount of consideration per share as received by holders of Class A Common Stock.

     5. Incorporator. The name and mailing address of the incorporator are Marian T. Ryan, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103-2793.

     6. Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

     7. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     8. Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

     9. Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                           ANNEX A IS ATTACHED HERETO.

Dated:  June 2, 1999


                                        /s/ Marian T. Ryan
                                        ---------------------------------------
                                        Marian T. Ryan, Incorporator

                                                                       Exhibit I



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.


No. ____


                     PAYMENTS UNDER THIS NOTE ARE SUBJECT TO
                THE SUBORDINATION PROVISIONS OF SECTION 7 HEREOF


                             HSS HOLDING CORPORATION


              12% JUNIOR SUBORDINATED DEBENTURES DUE JUNE 30, 2011


     HSS HOLDING CORPORATION, a Delaware corporation (the "Corporation", which term includes any successor corporation), for value received, hereby promises to pay to _______________, a _______________, or its successors or permitted assigns ("Holder"), the principal sum of _______________ on June 30, 2011, and to pay interest on the unpaid balance of the principal amount of this Note at the rate of 12% per annum. This Note will accrue interest annually for the periods ending June 30 of each calendar year commencing ________, ______ (each date of payment being an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or accrued as provided in the preceding sentence or, if no interest has been paid, from the issuance date hereof. Interest will be computed on the basis of a 365-day year for the actual days elapsed. This Note may be prepaid at any time in whole or in part without premium, penalty or discount. All permitted prepayments in respect of this Note shall be applied first to accrued interest on the principal amount prepaid which interest has not been added to the principal amount, and then to principal outstanding hereunder.

     This Note shall be binding upon the successors and assigns of the Corporation and shall inure to the benefit of the successors and permitted assigns of the Holder. The Holder may assign, transfer or dispose of its rights with respect to this Note only upon registration of this Note under the Securities Act, and any applicable state securities laws, or pursuant to an exemption from such registration.

     1. Method of Payment

        The Holder shall note any payment of principal on the Note, but the obligation of the Corporation shall be reduced by such payment notwithstanding any failure by Holder to note such payment. The Corporation will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts (payment may be made by check payable in such money). All interest due on any Interest Payment Date prior to the Maturity Date shall be deemed to be paid by such amount being added to the outstanding principal amount on the Interest Payment Date therefor and shall accrue interest as a portion of the principal amount of this Note from such Interest Payment Date to the maximum extent permitted by law.

     2. Maturity Date

     This Note shall be repaid in full on June 30, 2011 (the "Maturity Date")1.

     3. Defined Terms

        (a) "Acceleration Notice" shall have the meaning set forth in
Section 8(b).

        (b) "Agent" shall have the meaning set forth in Section 7(a).

        (c) "Bank Debt" shall have the meaning set forth in Section 7(a).

        (d) "Bankruptcy Law" shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        (e) "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        (f) "Change in Control" shall have the meaning set forth in
Section 4(b).

        (g) "Citigroup" shall mean Citigroup Inc., a Delaware corporation, or any successor thereto by merger or consolidation.

        (h) "Continuing Director" shall have the meaning set forth in
Section 4(b).


---------------
1 The Board of Directors in its discretion shall have the power to set the Maturity Date on or after June 30, 2011, but in no event earlier than one year after the Maturity Date under the PIK Indenture and later than June 30, 2000.

        (i) "Corporation" shall have the meaning set forth in the first paragraph of this Note.

        (j) "Credit Agreement" shall have the meaning set forth in Section 7(b).

        (k) "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or in connection with any insolvency proceeding.

        (l) "CVC" means Citicorp Venture Capital Ltd., a New York corporation, or any successor thereto by merger or consolidation.

        (m) "Equity Swap" shall have the meaning set forth in Section 5(g).

        (n) "Event of Default" shall have the meaning set forth in Section 8(a).

        (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (p) "Holder" shall have the meaning set forth in the first paragraph of this Note and, for purposes of Section 7, as set forth in Section 7.

        (q) "HSS Operating Corporation" shall mean HSS Operating Corporation, a Delaware corporation, and wholly-owned subsidiary of the Corporation.

        (r) "Indebtedness" shall have the meaning set forth in Section 7(a).

        (s) "Insolvency Proceeding" shall have the meaning set forth in Section 7(j).

        (t) "Interest Payment Date" shall have the meaning set forth in the first paragraph of this Note.

        (u) "Junior Indebtedness" shall have the meaning set forth in Section 5(g)(iv).

        (v) "Lenders" shall have the meaning set forth in Section 7(a).

        (w) "Loan Parties" shall have the meaning set forth in Section 7(a).

        (x) "Majority Holders" shall have the meaning set forth in Section 8(b).

        (y) "Maturity Date" shall have the meaning set forth in Section 2.

        (z) "Non-payment Default" shall have the meaning set forth in Section 7(a).

        (aa) "Payment Blockage Period" shall have the meaning set forth in
Section 7(c)(iii).

        (bb) "Payment Default" shall have the meaning set forth in Section 7(a).

        (cc) "Person" shall mean any individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

        (dd) "PIK Indenture" means the Indenture dated __________, 1999 between the Corporation and the PIK Trustee relating to the PIK Notes.

        (ee) "PIK Notes" means the PIK Notes issued under the PIK Indenture as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced or otherwise modified from time to time, whether for principal, interest, premium, fees, expenses, indemnities or otherwise.

        (ff) "PIK Trustee" means _____________, a _________________, as trustee under the PIK Indenture until a successor replaces it and, thereafter, means the successor.

        (gg) "Redemption Price" shall have the meaning set forth in Section
4(a).

        (hh) "Representative" shall mean (i) the Agent for so long as the Bank Debt is outstanding, (ii) at such time as the Bank Debt is no longer outstanding, the Senior Trustee, for so long as the Senior Subordinated Notes are outstanding, (iii) the PIK Trustee, for so long as the PIK Notes are outstanding and (iv) at such time as the Bank Debt and obligations under the Senior Subordinated Notes and the PIK Notes are no longer outstanding, the representative selected by holders of more than 50% of the Senior Debt of the applicable Senior Creditor.

        (ii) "SEC" shall mean the Securities and Exchange Commission.

        (jj) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (kk) "Senior Creditors" shall have the meaning set forth in Section
7(a).

        (ll) "Senior Debt" shall have the meaning set forth in Section 7(a).

        (mm) "Senior Default" shall have the meaning set forth in Section 7(a).

        (nn) "Senior Indenture" shall have the meaning set forth in Section
7(a).

        (oo) "Senior Loan Documents" shall have the meaning set forth in Section 7(a).

        (pp) "Senior Subordinated Notes" shall have the meaning set forth in
Section 7(a).

        (qq) "Senior Trustee" shall have the meaning set forth in Section 7(a).

        (rr) "Series A Preferred" shall mean the Corporation's 12% Series A Cumulative Compounding Preferred Stock.

        (ss) "Significant Subsidiary" shall have the meaning set forth in
Section 7(a).

        (tt) "Sterling" shall mean Sterling Holding Company, LLC, a Delaware limited liability company.

        (uu) "Stockholders Agreement" shall mean the Securities Purchase and Holders Agreement dated as of [ ], by and among the Corporation, Sterling, Harris Corporation and the Management Investors.

        (vv) "Subordinated Debt" shall have the meaning set forth in Section
7(a).

        (ww) "Subsidiary" shall have the meaning set forth in Section 7(a).

        (xx) "voting stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        (yy) "Wholly Owned Subsidiary" shall have the meaning defined in the Indenture.

     4. Redemption

        (a) Optional Redemption. The Corporation may, at any time and from time to time, redeem this Note, in whole or in part, at a redemption price equal to the principal amount being redeemed plus accrued and unpaid interest, if any, to the date of redemption (the "Redemption Price").

        (b) Change in Control. Upon the occurrence of a Change in Control, the Corporation shall, upon the expiration of any offer to purchase or repayment or redemption of any Senior Debt required as a result of such Change in Control, redeem this Note in full at the Redemption Price. For purposes of this Section 4, the term "Change in Control" shall mean (i) prior to the first Public Equity Offering, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting stock of the Corporation, whether as a result of issuance of securities of the Corporation, any merger, consolidation, liquidation or dissolution of the Corporation, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (i) and clauses (iii) and (v) below, the Permitted Holders shall be deemed to beneficially own any voting stock of any entity held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting stock of the parent entity; provided, however, that notwithstanding the foregoing CVC shall be deemed to beneficially own a majority of the voting power of the voting stock of Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and companies, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors hold in the aggregate no less than a majority of the economic interests in Sterling (or such successor)), or (ii) all or substantially all of the assets of the Corporation and its Subsidiaries (taken as a whole) shall be transferred or leased to any Person or group of Persons, or (iii) the Corporation shall cease to own 100% of the outstanding capital stock of HSS Operating Corporation, or
(iv) a majority of the members of the Board of Directors of the Corporation cease to be Continuing Directors, or (v) after a Public Equity Offering, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (v) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than the greater of 35% of the aggregate voting common stock of the Corporation then outstanding or the total voting power of the voting stock of the Corporation then held by CVC and its Permitted Transferees (as defined in the Stockholders Agreement). As used herein, (1) the term "Permitted Holders" shall mean (i) CVC, (ii) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, (iii) any officer, employee or director of the Corporation, HSS Operating Corporation or any Subsidiary or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, and (iv) in the case of any individual, any Permitted Transferee of such individual (as defined in the Stockholders Agreement), except a Permitted Transferee by virtue of Section 3.4(b)(iv) thereof; provided, however, that in no event shall individuals collectively be deemed to be "Permitted Holders" with respect to more than 30% of the total voting power of the Corporation, (2) the term "Public Equity Offering" shall mean a primary public offering of Capital Stock (or securities convertible into or exchangeable for Capital Stock) of the Corporation, HSS Operating Corporation, any direct or indirect parent of the Corporation (except CVC or any direct or indirect parent of CVC) (each, a "Parent") or any Subsidiary pursuant to an effective registration statement filed under the Securities Act other than a registration statement filed on Form S-8 or any successor form and other than any registration statement filed in connection with any issuance of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in connection with the original issuance of the Senior Subordinated Notes and (3) "Continuing Director" means any member of the Board of Directors who (i) was a member of such Board of Directors on the date hereof, or (ii) was nominated for election or elected to the Board of Directors with, or whose election to the Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) became a member of the Board of Directors pursuant to the Stockholders Agreement.

        (c) Restricted Payments. The Corporation shall redeem this Note in full to the extent then outstanding immediately upon any violation of Section 5(g).

        (d) Limitations on Redemption Obligations. Anything in this Section 4 to the contrary notwithstanding, the Corporation shall not be obligated to redeem all or any portion of the Note to the extent the Corporation is prohibited from doing so by the terms of any Senior Debt outstanding at the time of the occurrence of the event giving rise to such requirement to redeem.

        (e) Interest on Securities Called for Redemption. On and after the redemption date, interest will cease to accrue on the Note or portion thereof called for redemption.

     5. Covenants; Representations

        (a) Payment of Note. The Corporation shall pay the principal of and interest on this Note on the dates and in the manner provided in this Note.

        (b) SEC Reports. The Corporation shall deliver to the Holder promptly (and in any event within 5 days after it files them with the SEC), copies of the annual reports, quarterly reports and other periodic reports which the Corporation may be required to file with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        To the extent that the Corporation is required to prepare and deliver any periodic reports to the holders of Senior Debt or to CVC or Sterling, the Corporation shall deliver copies of such reports to the Holder, at the same time the Corporation is required to deliver such reports to the holders of the Senior Debt or to CVC or Sterling, as applicable. The Corporation shall, upon reasonable notice, provide officers, employees and representatives of Holder and the proposed transferees with reasonable access to the Corporation's premises, properties, books, records and personnel as may reasonably be requested in connection with a potential transfer of the Note or any portion thereof.

        (c) Preservation of Corporate Existence; etc. Subject to Section 11, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and the material rights (charter and statutory) and franchises of the Corporation and of HSS Operating Corporation; provided, however, that the Corporation shall not be required to preserve or cause to be preserved any such material right or franchise if the board of directors of the Corporation shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Corporation and that the loss thereof is not, and will not be, adverse in any material respect to the Holder.

        (d) Payment of Taxes, Assessment, Charges and Claims. The Corporation will and will cause the Subsidiaries to duly pay or discharge or cause to be paid or discharged the following before they shall become delinquent: (i) all material taxes, assessments and governmental charges levied or imposed upon the Corporation or any of the Subsidiaries or upon the income, profit or property of the Corporation or any of the Subsidiaries, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Corporation or any of the Subsidiaries; provided, however, that the Corporation or any of the Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged (but shall make adequate provision for) any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

        (e) Waiver of Stay, Extension or Usury Laws. The Corporation covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the principal of and/or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Corporation hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Holder but shall suffer and permit the execution of every such power as though no such law had been enacted.

        (f) Compliance with Laws. The Corporation will, and will cause the Subsidiaries to, comply in all material respects with all applicable statutes, regulations, orders and restrictions of the United States, any state, municipality or other governmental division thereof, and agencies and instrumentalities of the foregoing, in respect of the conduct of its and their businesses and the ownership of its and their properties (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), except such as are being contested in good faith.

     (g) Limitation on Restricted Payments.

        (i) The Corporation (A) shall not effect the declaration, payment or setting apart for payment of any dividend on any part of the Corporation's capital stock or any cash interest payment on any Junior Indebtedness or effect or make any payment on account of or set apart for payment money for a sinking or other similar fund for, the purchase, prepayment, redemption or other retirement of, any of the Corporation's capital stock (or any rights, warrants or options to purchase or acquire any such capital stock) or Junior Indebtedness, or make any distribution of any nature whatsoever in respect of any thereof, either directly or indirectly, and whether in cash, or other obligations of the Corporation or other property (except dividends or distributions payable solely in shares, rights, warrants or options of capital stock and except dividends or distributions payable solely to the Corporation or its Wholly Owned Subsidiaries), (B) shall not make any payment of cash interest on Indebtedness that is pari passu with this Note at any time when the payment of cash interest on this Note is prohibited by the terms of any Senior Debt, and shall not make any payment of non-cash interest on such pari passu Indebtedness at any time when the payment of non-cash interest on the Notes is prohibited by the terms of any Senior Debt, (C) shall not voluntarily prepay any Indebtedness that is pari passu with this Note, (D) shall not permit a Subsidiary or any other corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or otherwise acquire any of the Corporation's capital stock or Junior Indebtedness or any Indebtedness that is pari passu with this Note and (E) shall not permit any Subsidiary that is not a Wholly Owned Subsidiary to make any payment or distribution in respect of the capital stock of such Subsidiary that the Corporation would be prohibited from making in respect of the capital stock of the Corporation. The provisions of this Section 5(g) shall not prohibit (x) the repurchase of securities of the Corporation from employees, former employees, directors or former directors of the Corporation or any Subsidiary (or permitted transferees of such individuals) pursuant to the terms of Article VII of the Stockholders Agreement; provided, further, however, that the aggregate amount of such repurchases shall not exceed the sum of (1) $[ ] and (2) the aggregate amount of cash received by the Corporation after the date hereof from the sale of such securities to, or the exercise of options to purchase such securities by, employees or directors of the Corporation or any Subsidiary, (y) the exchange of the Series A Preferred for Junior Indebtedness pursuant to the terms thereof, or (z) the retirement, redemption or exchange of Junior Indebtedness or Series A Preferred with or for shares of capital stock of the Corporation (an "Equity Swap").

        (ii) The Corporation will not permit any Subsidiary to effect the declaration, payment or setting apart for payment of any dividend on any part of such Subsidiary's capital stock (other than dividends or distributions in such Subsidiary's Capital Stock) except for payments of any dividend to the Corporation or a Wholly Owned Subsidiary.

        (iii) None of the Corporation's Junior Indebtedness or Capital Stock shall provide for the mandatory payment of principal by way of redemption, sinking fund or otherwise (including, without limitation, at the option of the holder thereof) and the Corporation will make no optional payment with respect thereto, prior to the payment of all principal of and interest on this

Note (including accrued but unpaid interest), except that nothing herein shall prohibit any Equity Swap.

        (iv) "Junior Indebtedness" means any Indebtedness of the Corporation whether outstanding on the date hereof or incurred thereafter, that is subordinated in right of payment to this Note either by its terms or by operation of law.

        (h) Limitation on Payment Restrictions.

        Except as set forth herein, the Corporation will not, and will not permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than this Note) on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its capital stock or any other interests or participation in, or measured by, its profits, owned by the Corporation or any Subsidiary of the Corporation, or pay any Indebtedness owed to, the Corporation or a Subsidiary of the Corporation, (ii) make loans or advances to the Corporation or (iii) transfer any of its properties or assets to the Corporation, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) Senior Debt or (C) Indebtedness existing on the date hereof.

     6. Due Authorization, etc.

        The Corporation hereby represents to the Holder that (i) the Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Corporation has all requisite corporate power and corporate authority to execute and deliver this Note and to carry out the terms hereof, (iii) the Corporation has duly authorized the execution, delivery and performance of this Note and (iv) the execution, delivery and performance of this Note do not (a) violate any provision of the certificate of incorporation or by-laws of the Corporation, or
(b) violate any statute, rule or regulation of any governmental authority to which the Corporation is subject. This Note represents the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

     7. Subordination

        (a) Definitions. The following terms have the following meanings:

        "Agent" means [     ], as administrative agent for the Lenders party
to the Credit Agreement, any successor agent and any agent for the Lenders with respect to any amendment, extension, supplement, increase, renewal, refunding, replacement, refinancing (including successive refinancings) or other modification of the Bank Debt. If no such agent exists, "Agent" shall mean the holders of a majority of the outstanding Bank Debt.

        "Bank Debt" means all obligations of the Subsidiaries (and the Corporation as guarantor thereunder) now or hereafter existing (a) under the Credit Agreement as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified from time to time, whether for principal, interest, premium, reimbursement of amounts drawn under letters of credit issued pursuant to the Credit Agreement, fees, expenses, indemnities or otherwise and
(b) under any of the Senior Loan Documents, as they may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified from time to time.

        "Credit Agreement" means the Credit Agreement dated as of [ ] among the Corporation, as borrower, other Lenders thereto, the Agent and [ ], as lead arranger, as such Agreement may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced (including successive refinancings) or otherwise modified.

        "Holder" as used in this Section 7 means a holder or owner of this Note and any other holder or owner of Subordinated Debt.

        "Indebtedness" means, without duplication, with respect to any person,
(a) the principal of and premium (if any) in respect of all indebtedness of such person for borrowed money, (b) the principal of and premium (if any) in respect of all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (f) all indebtedness of the type referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (1) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and
(i) all indebtedness of the type referred to in clauses (a) through (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness, but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 90 days, or as to which a dispute exists and adequate reserves in conformity with generally accepted accounting principles have been established on the books of such person.

        "Lenders" means the [Lenders] as defined in the Credit Agreement.

        "Loan Parties" shall mean the Corporation and any Subsidiary which is an obligor under the Credit Agreement or the Senior Subordinated Notes.

        "Non-payment Default" means any default or event of default (other than a Payment Default) under any agreement or instrument relating to Senior Debt. For purposes of the immediately preceding sentence, an "event of default" shall exist when as a result thereof the holders of the pertinent Senior Debt are then permitted (whether or not with the requirement that notice be given) to cause such Senior Debt to become due prior to its scheduled maturity.

        "Payment Default" means any default in the payment of principal of, premium, if any, interest on, or other amounts payable on, or in connection with, Senior Debt, irrespective of whether such default in payment results from a failure to pay any amount when originally scheduled to be paid or upon acceleration or otherwise.

        "Senior Creditors" means (i) the Lenders and the Agent under the Senior Loan Documents until the Bank Debt (including all refinancings and successive refinancings thereof) has been finally and indefeasibly paid in full, (ii) thereafter, the holders of the Senior Subordinated Notes until they have been finally and indefeasibly paid in full, (iii) thereafter the holders of the PIK Notes and (iv) thereafter, the holders of other Senior Debt on a pro rata basis.

        "Senior Debt" means (a) all Indebtedness of the Corporation and the Subsidiaries, including principal, premium, if any, and interest on such Indebtedness, whether outstanding on the date hereof or thereafter created, incurred or assumed, except for Indebtedness which is expressly by its terms or the terms of the instrument creating or evidencing such Indebtedness made equal in right of payment with this Note or subordinate in right of payment to this Note, (b) all other amounts due on or in connection with such Indebtedness, including all charges, fees, indemnities, and expenses (including reasonable fees and expenses of counsel), (c) all post petition interest with respect to such Indebtedness, (d) all amendments, extensions, supplements, increases, renewals, refundings, replacements, refinancings, modifications and deferrals of the Indebtedness referred to in clauses (a), (b) and (c) above, and shall include without limiting the foregoing the Bank Debt, the Senior Subordinated Notes, the PIK Notes and all guaranties thereof by the Corporation. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness of the Corporation to any Subsidiary of the Corporation, (ii) any Indebtedness of the Corporation which, by its terms or the terms of any instrument creating or evidencing it (including the terms of any instrument amending, extending, supplementing, renewing, increasing, refunding, replacing, refinancing, modifying or deferring the same) is expressly made pari passu with or expressly subordinate in right of payment to this Note, (iii) Indebtedness to any employee of the Corporation; (iv) any liability for taxes; (v) amounts payable to trade creditors for goods and services provided in the ordinary course of business; (vi) that portion of any Indebtedness which at the time of incurrence, creation or assumption is incurred, created or assumed in violation of the Senior Indenture (as in effect on the date of issuance of the Senior Subordinated Notes and irrespective of whether any Indebtedness is then outstanding thereunder); or (vii) Indebtedness under the Senior Subordinated Notes (or the terms of any instrument amending, extending, supplementing, renewing, increasing, refunding, replacing, refinancing, modifying or deferring the same) in excess of the principal amount outstanding on the date of original issuance of the Senior Subordinated Notes plus any interest thereon or other Indebtedness in respect thereof.

        "Senior Default" means a Payment Default or a Non-payment Default.

        "Senior Indenture" means the Indenture dated [      ] between HSS
Operating Corporation and [      ], as trustee, with respect to HSS Operating
Corporation's ___% Senior Subordinated Notes Due [      ].

        "Senior Loan Documents" means all Loan Documents (as defined in the Credit Agreement).

        "Senior Subordinated Notes" means all obligations of HSS Operating Corporation, the Subsidiary Guarantors and the Corporation, as guarantor, now or hereafter existing under the Indenture as it may hereafter be amended, extended, supplemented, increased, renewed, refunded, replaced, refinanced or otherwise modified from time to time, whether for principal, interest, premium, fees, expenses, indemnities or otherwise.

        "Senior Trustee" means [       ], as trustee under the Senior Indenture,
or any successor thereto.

        "Significant Subsidiary" means any Subsidiary of the Corporation that would be a "significant subsidiary" as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Act.

        "Subordinated Debt" means (a) all obligations of the Corporation now or hereafter existing under or with respect to this Note (whether created directly or acquired by assignment or otherwise), as it may hereafter be amended, extended, supplemented or otherwise modified from time to time, whether for principal, interest (including, without limitation, post petition interest), fees, expenses, indemnities, reimbursements, damages, liabilities or otherwise, and (b) all obligations of any of the Loan Parties in respect of (i) any Indebtedness (but in no event constituting Bank Debt) incurred by any of the Loan Parties to amend, extend, supplement, increase, renew, refund, replace, refinance or otherwise modify, in whole or in part, the Subordinated Debt, including interest and premium on any such Indebtedness, (ii) any loan or credit agreement entered into by any of the Loan Parties in connection with any such Indebtedness, as such agreement may be amended, extended, supplemented or otherwise modified from time to time, and (iii) all other amounts payable in respect of any such Indebtedness or agreement, including, without limitation, amounts payable (A) in respect of any indemnity and (B) in respect of any breach of a representation or a warranty.

        "Subsidiary" means any corporation more than 50% of the outstanding voting power of the Capital Stock of which is owned or controlled, directly or indirectly, by the Corporation.

        (b) Subordinated Debt Subordinated to Senior Debt. The Corporation, for itself and its successors, and each Holder, by its acceptance thereof, agrees that the Subordinated Debt is and shall be subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full of all Senior Debt. For the purposes of this Note, Senior Debt shall be deemed not to have been paid in full until the holders or owners of the Senior Debt shall have received payment of all Senior Debt in cash and as long as any lender shall have any obligation under the Senior Loan Documents, the Senior Indenture, the PIK Indenture or other agreement or instrument evidencing any obligations under any Senior Debt. This Section 7 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        (c) No Payment on Subordinated Debt in Certain Circumstances.

           (i) Upon the maturity of all or any part of any Senior Debt by lapse of time, acceleration (unless waived in writing) or otherwise, all Senior Debt then due shall first be paid in full, or such payment duly provided for, in cash or cash equivalents in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the Subordinated Debt, and until the Senior Debt is paid in full, any distribution to which the Holder would be entitled but for this Section 7 shall be made to holders of Senior Debt as their interests may appear.

           (ii) In the event that any Payment Default shall have occurred and be continuing, unless and until such default shall have been cured or waived in writing, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Corporation being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Corporation for or on account of any Subordinated Debt, and the Holder shall not take or receive from the Corporation or any Subsidiary, directly or indirectly, in cash or other property, or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt. The Holder shall immediately deliver to the Representative any monies, securities or other property paid in violation of the preceding sentence and received by the Holder or its equivalent in cash, with proper endorsement or assignment if necessary, and prior to such delivery shall hold in trust, such monies, securities or other properties solely as trustee for and for the benefit of the Senior Creditors as set forth in this sentence.

           (iii) Upon written notice from the Representative to the Corporation (which shall give prompt notice to the Holder) of a Non-payment Default and if such Non-payment Default shall not have been cured or waived in writing, no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Corporation being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Corporation for or on account of any Subordinated Debt, and the Holder shall not take or receive from the Corporation, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, during the period (the "Payment Blockage Period") commencing on the date of receipt by the Corporation of such notice and ending (unless earlier terminated by notice from the Representative to the Corporation, which shall give prompt notice to the Holder), on the earlier of (A) the date when all Non-payment Defaults shall have been cured or waived in writing, (B) the date an Event of Default occurs under
Section 8(a)(ii) or 8(a)(iii), and (C) the date on which the Bank Debt or Senior Subordinated Notes are accelerated and declared immediately due and payable.

           (iv) Nothing contained in this Section 7 will limit the right of the Holder to take any action to accelerate the maturity of the securities pursuant to Section 8 or to pursue, subject to Section 8, any rights or remedies hereunder; provided that so long as any Senior Debt remains outstanding the Holder shall take no such action during the period (the "Remedies Blockage Period") commencing upon any Event of Default hereunder until the earlier of (A) the date when all Events of Default hereunder shall have been cured or waived in writing, (B) the date an Event of Default occurs under Section 8(a)(ii) or 8(a)(iii), and (C) the date on which the Bank Debt, Senior Subordinated Notes or PIK Notes are accelerated and declared immediately due and payable; provided, further, that in the event that any Subordinated Debt is declared due and payable before its stated maturity, the holders of all Senior Debt shall be entitled to receive final and indefeasible payment in full of all amounts due or to become due (whether or not accelerated) on or in respect of all Senior Debt before the Holder is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Corporation being subordinated to the payment of the Subordinated Debt) by the Corporation on account of the Subordinated Debt. The Holder shall immediately deliver to the Representative any monies, securities or other property received by the Holder or its equivalent in cash, with proper endorsement or assignment if necessary, and prior to such delivery shall hold in trust, such monies, securities or other properties solely as trustee for and for the benefit of the Senior Creditors as set forth in this sentence.

           (v) Nothing contained in this Section 7 shall prevent interest from accruing to this Note as provided above until this Note is paid in full.

        (d) Subordinated Debt Subordinated to Prior Payment of All Senior Debt on Dissolution. Upon any payment or distribution of all or any of the assets or securities of the Corporation of any kind or character upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or other similar case or proceeding under any federal or state bankruptcy or similar law (whether voluntary or involuntary, in bankruptcy, insolvency, receivership, arrangement, reorganization or relief proceedings or upon any assignment for the benefit of creditors or any marshaling of the assets and liabilities of the Corporation or otherwise):

           (i) all Senior Debt shall first be entitled to be paid in full before the Holder is entitled to receive any payment on account of the Subordinated Debt; and

           (ii) any payment or distribution in respect of the Subordinated Debt to which the Holder would be entitled except for the provisions of this
Section 7 (including any payment that may be payable by reason of any other Indebtedness of the Corporation being subordinated to the payment of the Subordinated Debt), shall be paid by the Corporation, the liquidating trustee or agent or other person making such payment or distribution directly to the Agent (in the case of the Bank Debt) or to the holders of the other Senior Debt or their Representative or to the trustee under any indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as the case may be, for application to (in the case of cash), or as collateral (in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of such Senior Debt.

        (e) Holder to be Subrogated to Rights of Holders of Senior Debt. Upon final and indefeasible payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Corporation applicable to the Senior Debt until all Subordinated Debt shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Corporation or by or on behalf of the Holder by virtue of this Section 7 which otherwise would have been made to the Holder shall, as among the Corporation, its creditors other than the holders of Senior Debt and the Holder, be deemed to be payment by the Corporation to or on account of the Senior Debt, it being understood that the provisions of this Section 7(e) are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.

        If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 7 shall have been applied, pursuant to the provisions of this Section 7, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holder shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay holders of Senior Debt all amounts payable under or in respect of the Senior Debt in full unless the holders of Senior Debt are otherwise directed by a court of competent jurisdiction.

        (f) Subordination Rights Not Impaired by Acts or Omissions of the Corporation or Holders of Senior Debt. The Corporation agrees that it will not make any payment of any Subordinated Debt, or take any other action, in contravention of the provisions of this Section 7, and no right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation with the terms of this Note, regardless of any knowledge thereof which any such holder may have or with which any such holder may be otherwise charged. The holders of Senior Debt may amend, extend, supplement, increase, renew, refund, replace, refinance, restructure or otherwise modify the terms of the Senior Debt or any instrument or agreement evidencing or governing the same or any security therefor and release, sell or exchange any security therefor and otherwise deal freely with any Loan Party, all without affecting the liabilities and obligations of the Corporation and the Holder hereunder.

        (g) In Furtherance of Subordination.

           (i) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Holder contrary to the provisions of this Section 7 shall be received and held by such Holder, in trust for the benefit of, shall be segregated from other funds and property held by such Holder for and shall be paid immediately over and delivered to the Representative of Senior Creditors in the same form as so received (with any necessary endorsement), for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt of the Senior Creditors remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of Senior Debt and shall be applied (A) first to the final and indefeasible payment in full of all Bank Debt, (B) next to the final and indefeasible payment in full of the Senior Subordinated Notes, (C) next to the payment of any other Senior Debt (as defined in the PIK Indenture) on a pro rata basis, (D) next to the final and indefeasible payment in full of the PIK Notes and other Indebtedness which is pari passu with the PIK Notes, and (E) finally to the payment of any other Senior Debt on a pro rata basis.

           (ii) The Corporation shall give prompt written notice to the Holder of any Senior Default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued or of any dissolution, winding up, liquidation, reorganization or other event described in Section 7(d) relating to the Corporation; provided that, except as set forth in Section

7(i), the failure to give any such notice shall in no way affect the obligations of the Holder under, or the terms of subordination set forth in, this Section 7.

           (iii) The Agent or the holders of Senior Debt (including the Trustee), as the case may be, are hereby authorized to demand specific performance of the provisions of this Section 7, whether or not the Corporation shall have complied with any of the provisions hereof applicable to it, at any time when the Corporation or the Holder, as the case may be, shall have failed to comply with any of the provisions of this Section 7 applicable to it. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Holder hereby acknowledges that the provisions of this Section 7 are intended to be enforceable at all times, whether before or after the commencement of a proceeding referred to in Section 7(d).

        (h) Obligations of Corporation Unconditional. Nothing contained in this
Section 7 is intended to or shall impair, as between the Corporation and the Holder, the obligations of the Corporation, which are absolute and unconditional, to pay to the Holder the principal of, premium, if any, on and interest on this Note as and when the same shall become due and payable in accordance with its terms or is intended to or shall affect the relative rights of the Holder and creditors of the Corporation other than the holders of the Senior Debt, and, except as otherwise expressly provided herein, nothing contained herein shall prevent the Holder from exercising all remedies otherwise permitted by applicable law upon Default, subject to the rights, if any, under this Section 7 of the holders of such Senior Debt in respect of cash, property, security or securities of the Corporation received upon the exercise of any such remedy. Nothing contained in this Section 7 or in this Note shall, except during the pendency of any dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment of the Corporation, affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time (except under the circumstances described in Section 7(c)) payment of principal of or interest on this Note.

        The failure to make a payment on account of principal of, premium, if any, on or interest on this Note by reason of any provision of this Section 7 shall not be construed as preventing the occurrence of an Event of Default under
Section 8.

        Upon any payment or distribution of assets of the Corporation referred to in this Section 7, the Holder shall be entitled to rely upon any unstayed, final, nonappealable order or decree made by any court of competent jurisdiction or upon any certificate of any agent or other person for the purpose of ascertaining the persons entitled to participate in any distribution, the holders of the Senior Debt and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

        (i) Holder Entitled to Assume Payments Not Prohibited in Absence of Notice. The Holder shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to such Holder, unless and until the Holder shall have received written notice thereof from the Corporation or one or more holders of Senior Debt or from the Agent or Representative therefor; and, prior to the receipt of any such written notice (and absent actual notice to the contrary on the part of the Holder), the Holder shall be entitled to assume conclusively that no such facts exist. Nothing contained in this Section 7 shall limit the right of the holders of Senior Debt to recover payments as contemplated elsewhere in this Section 7. The Holder shall be entitled to rely on the delivery to it of, and upon such delivery will be charged with knowledge of the existence of, a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder.

        (j) Rights in Insolvency Proceedings. The Holder irrevocably authorizes and empowers the Representative of the Senior Creditors in any proceeding defined in Section 8(a) (ii) or (iii) (an "Insolvency Proceeding") involving or relating to the Subordinated Debt to file a proof of claim on behalf of the Holder with respect to the Subordinated Debt if the Holder fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Agent's portion of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Holder shall provide to the Agent all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Holder agrees that even though it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceedings relative to the Corporation (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), the Holder shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Credit Agreement, the Senior Loan Documents or the liens and security interests to the extent granted to the Agent by the Corporation with respect to the Bank Debt, (ii) the validity or enforceability of the Senior Indenture or the PIK Indenture, (iii) the rights of the Lenders established in the Credit Agreement, the Senior Loan Documents or any security documents with respect to such liens and security interests, or (iv) the validity or enforceability of terms of subordination set forth herein or any agreement or instrument to the extent evidencing or relating to the Senior Debt. The holders of Senior Debt agree that as a condition to Holder's obligations in this paragraph, while they shall retain the right to vote the Senior Debt and otherwise act in any such reorganization proceeding relative to the Corporation (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), they shall not take any action or vote in any way so as to contest the enforceability of this Note or any other agreement or instrument to the extent evidencing or relating to the Subordinated Debt.

        (k) Waiver of Consolidation. Each holder of this Note agrees that it will not at any time insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Corporation and any other individual, corporation, partnership or joint venture in any Insolvency Proceeding.

        (l) Miscellaneous.

           (i) The Holder and the Corporation each will, at the Corporation's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the

Agent or any Representative of the Senior Creditors may reasonably request, in order to protect any right or interest granted or purported to be granted by the provisions of this Section 7 or to enable the Agent to exercise and enforce its rights and remedies hereunder.

           (ii) All rights and interests under this Section 7 of the holders of the Bank Debt, the Agent or the holders of the Senior Subordinated
Notes, the PIK Notes and any other holder of Senior Debt, and all agreements and obligations of the Holder and the Corporation under this Section 7, shall remain in full force and effect irrespective of:

              (a) any lack of validity or enforceability of any Senior Loan Document or any other agreement or instrument relating thereto or to any Senior Debt;

              (b) any amendment, extension, renewal, increase, supplement, refunding, replacement, refinancing or other modification in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, the Senior Subordinated Notes, the PIK Notes or any other Senior Debt, or any other amendment, extension, renewal or waiver of or any consent to any departure from any Senior Loan Document or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any increase in obligations resulting from the extension of additional credit to any Loan Party or any of its subsidiaries or otherwise (provided that nothing in this paragraph shall operate to make any Indebtedness that would not otherwise qualify as Senior Debt so qualify).

              (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Bank Debt, the Senior Subordinated Notes, the PIK Notes or any other Senior Debt;

              (d) any manner of application of collateral, or proceeds thereof, to all or any of the Bank Debt or any other Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Bank Debt or any other Senior Debt, or any other assets of any Loan Party or any of its subsidiaries;

              (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its subsidiaries; or

              (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a subordinated creditor.

           (iii) The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Debt is rescinded or must otherwise be returned by the Agent, any holder of Bank Debt, any holder of the Senior Subordinated Notes, any holder of the PIK Notes or any other holder of Senior Debt upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

           (iv) The Holder and the Corporation each hereby waives (to the extent each may lawfully do so) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Section 7 and any requirement that the Agent, any holder of Bank Debt or any other holder of Senior Debt protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Corporation or any other person or entity or any collateral.

           (v) No failure on the part of the Agent, any holder of Bank Debt, any holder of the Senior Subordinated Notes, any holder of the PIK Notes or any other holder of Senior Debt to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies hereunder provided are cumulative and not exclusive of any remedies provided by law.

           (vi) The provisions of this Section 7 constitute a continuing agreement and shall (A) remain in full force and effect until all Senior
Debt shall have been finally and indefeasibly paid in full, (B) be binding upon the Holder and the Corporation and their successors and assigns, and (C) inure to the benefit of and be enforceable by any holders of Bank Debt, the Agent, the Trustee, any holder of the Senior Subordinated Notes, any holder of the PIK Notes, any other holder of Senior Debt and their successors, transferees and assigns.

     8. Events of Default

        (a) An "Event of Default" occurs if:

           (i) the Corporation defaults in the payment of the principal or interest of this Note when the same becomes due and payable at maturity, upon acceleration, or otherwise, whether or not such payment shall be prohibited by the provisions of Section 7;

           (ii) the Corporation or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

              (a) commences a voluntary case or proceeding,

              (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

              (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

              (d) makes a general assignment for the benefit of its creditors;

           (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (a) is for relief against the Corporation or any Significant Subsidiary in an involuntary case or proceeding,

              (b) appoints a Custodian of the Corporation or any Significant Subsidiary or for all or substantially all of its property, or

              (c) orders the liquidation of the Corporation or any Significant Subsidiary;

and in the case of (a) above the order or decree remains unstayed and in effect for 60 days;

           (iv) the Corporation fails to observe or perform any material covenant, condition or agreement required on its part to be observed or performed pursuant to Section 5, such failure continues for a period of thirty days after notice from Holder and notice of such failure shall have been given to the Representative (which notice may be given by the Corporation or the Holder); or

           (v) the Corporation fails to pay any Indebtedness of the Corporation within any applicable grace period after final maturity or any such Indebtedness is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such failure continues for 10 days after notice.

        (b) Acceleration. Subject to the provisions of Section 7, if an Event of Default (other than an Event of Default with respect to the Corporation specified in clause (a)(ii) or (iii) of Section 8) occurs and is continuing, the Holders of 25% or more of the outstanding amount of the Corporation's 12% Junior Subordinated Debentures Due June 30, 2011, by written notice to the Corporation (an "Acceleration Notice"), may declare the unpaid principal of and accrued interest on this Note to be immediately due and payable. Upon such declaration, if there is at such time any Senior Debt outstanding, the principal, premium, if any, and interest shall be due and payable upon the first to occur of an acceleration under the Senior Loan Documents or the Senior Indenture and the PIK Indenture or thirty days after receipt by the Agent (or any Representative of which the holder of this Note has received notice if the Bank Debt is not then outstanding) of such Acceleration Notice given hereunder and there has been no cure by such 30th day. If an Event of Default specified in clause (a)(ii) or
(iii) of Section 8 occurs with respect to the Corporation, all principal of and interest on this Note outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holders of 50% or more of the outstanding amount of the Corporation's 12% Junior Subordinated Debentures Due June 30, 2011 (the "Majority Holders") by written notice to the Corporation may rescind an acceleration and its consequences if
(i) all existing Events of Default, other than the nonpayment of principal of or interest on this Note which has become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Any amounts received by Holder in connection with any action taken pursuant to this Section 8(b) shall be subject to the provisions of Section 7.

        (c) Other Remedies. Subject to the provisions of Section 7, if an Event of Default occurs and is continuing, the Majority Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note.

        A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

        (d) Waiver of Past Defaults. Subject to Section 8(b), the Majority Holders may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     9. Amendment and Waiver

        (a) Consent Required. Any term, covenant, agreement or condition of this Note may, with the consent of the Corporation, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Corporation shall have obtained the consent in writing of the Majority Holders; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof, or (ii) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification, or (iii) which will change any of the provisions of Section 8(b),
Section 8(c), Section 8(d) or this Section 9. This Note may not be amended without the consent in writing of the Agent and the Senior Trustee and the PIK Trustee, so long as the Bank Debt, the Senior Subordinated Notes and the PIK Notes are outstanding, respectively.

        For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Note, Notes held in the name of, or owned beneficially by, the Corporation or any Subsidiary shall not be deemed outstanding.

        (b) Effect of Amendment or Waiver. Any amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     10. No Setoff. The rights of the Holder to receive payment hereunder shall be absolute and not subject to any setoff or similar right.

     11. When Corporation May Merge, etc.

        (a) The Corporation shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transaction, all or substantially all its assets to, any Person, unless:

           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Corporation) shall expressly assume, all the obligations of the Corporation hereunder;

           (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor
Company or any Subsidiary as a result
of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

           (iii) such transaction shall be permitted by the Senior Indenture if any Senior Debt under the Senior Indenture is then outstanding, and by the PIK Indenture of any Indebtedness under the PIK Indenture is then outstanding;

           (iv) the Corporation shall have delivered to the Holder an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer comply with this Note.

        The Successor Company shall be the successor to the Corporation and shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Note, but the predecessor Corporation in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on this Note.

        (b) The Corporation shall not permit any Significant Subsidiary to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transaction, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Significant Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Significant Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Corporation delivers to the Holder an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with this Note. The provisions of clauses (i) and (ii) above shall not apply to any one or more transactions which constitute an Asset Disposition as defined in the Senior Indenture if the Corporation has complied with the applicable provisions of Section [___] of the Senior Indenture.

     12. Denominations; Transfer and Exchange

        When this Note is presented to the Corporation with a request to register the transfer, the Corporation shall register a transfer as requested, if the requirements for such transfer are met; provided, however, that if this
Note is presented or surrendered for registration of transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Corporation duly executed by the Holder or his attorney duly authorized in writing. The Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     13. Replacement Note

        If a mutilated Note is surrendered to the Corporation or if the Holder of this Note presents evidence to the reasonable satisfaction of the Corporation that this Note has been lost, destroyed or wrongfully taken, the Corporation shall issue a replacement Note of like tenor if the requirements of the Corporation for such transactions are met. An indemnity bond may be required that is sufficient in the reasonable judgment of the Corporation to protect the Corporation from any loss which it may suffer. The Corporation may charge for its expenses in replacing this Note.

     14. No Recourse Against Others

        No director, officer, employee or stockholder, as such, of the Corporation shall have any liability for any obligations of the Corporation under this Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note.

     15. Notice

        All notices, requests, consents and demands shall be made in writing and shall be given by registered or certified mail postage prepaid to the following addresses: if to the Corporation, to it at HSS Holding Corporation [ ], with
required copies to: Sterling Holding Company, LLC [     ], to Dechert Price &
Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: G. Daniel O'Donnell, Telecopy: (215) 994-2222 or to such other address as may be furnished in writing to the Holder; and if to the Holder, to it at its address listed on the transfer books of the Corporation. Unless otherwise indicated herein, notices hereunder shall be effective when delivered, if delivered personally, or, if sent by mail, when sent.

        Any notices given by the Representative to Holder hereunder may be made by Representative by delivery as set forth above to the address for Holder set forth above or such other address of which Holder shall give notice to Representative. Any notices given by the Corporation or Holder to Representative hereunder may be made by delivery as set forth above to the following address or such other address of which Representative shall give notice to the party delivering such notice: _____________________________________________________.

     16. Governing Law

        This Note shall be deemed a contract under, and shall be governed and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

     17. Successors, etc.; Entire Agreement

        This Note shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the Corporation and the registered Holder thereof.

     18. Headings

        The section headings of this Note are for convenience only and shall not affect the meaning or interpretation of this Note or any provision hereof.

        IN WITNESS WHEREOF, the Corporation has caused this Note to be executed by its duly authorized officer.


Dated: ______________, ____

                                              HSS HOLDING CORPORATION


                                              By:
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